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                                                                 EXHIBIT 10.10

                                   AGREEMENT
                                    BETWEEN
                        THE GEORGE WASHINGTON UNIVERSITY
                                      AND
                          APACHE MEDICAL SYSTEMS, INC.

                                August 19, 1994






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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

PREAMBLE ..................................................................  1

TERMS AND CONDITIONS ......................................................  2

1.      Certain Definitions ...............................................  2

2.      University's License to AMS .......................................  4

3.      AMS's License to University .......................................  4

4.      IRU's Scientific Advice to AMS; Cooperative Matters ...............  5

5.      AMS's Provision of APACHE III Management System ...................  7

6.      AMS's Delivery of Common Shares ...................................  8

7.      Price and Payment .................................................  8

8.      Enforcement of Copyright, Patent and Other Intellectual
        Property Rights ...................................................  8

9.      Restrictive Covenants on Proprietary Rights and
        Confidentiality ...................................................  8

10.     Joint Warranties and Indemnities of the Parties
        Regarding Intellectual Property Rights ............................  9

11.     Notices, Instructions and Warnings to Third Parties
        Regarding Use of APACHE Products ..................................  9

12.     Status of the Parties ............................................. 10

13.     Advertising Publicity and Disclosure .............................. 11

14.     Confidential Information of the Parties ........................... 11

15.     Effect of Restated Agreement ...................................... 11

16.     Term .............................................................. 12

17.     Termination ....................................................... 12

18.     Successors and Assigns ............................................ 12

19.     Notice ............................................................ 13

20.     Miscellaneous ..................................................... 13

21.     Effective Date .................................................... 13



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                                                                   EXHIBIT 10.10

                                   AGREEMENT


         This Agreement ("Agreement"), between The George Washington University, a not-for-profit District of Columbia Corporation (the "University"), and APACHE Medical Systems, Inc., a Delaware corporation with its principal place of business in McLean, Virginia ("AMS") (the University and AMS is each a "Party" and are, together, the "Parties"), supersedes an earlier agreement between the Parties (the "Restated Agreement") and sets forth the terms and conditions under which the Parties will continue their business and research relationship.


                                    PREAMBLE

         The University, through the ICU Research Unit (the "IRU") led by William A. Knaus, M.D., has since 1978 pursued research into methodologies for ranking, measuring, evaluating and managed care for critically ill patients hospitalized in intensive care units ("ICUs"). That research continues and is expanding in scope. Funding for this research has been provided by a number of government and private sources, principally including the Agency for Health Care Policy and Research ("AHCPR") and the Robert Wood Johnson Foundation. This research has become known by the name APACHE and has proceeded through three phases: APACHE I, APACHE II and APACHE III.

         Because government and foundation support, while substantial, was inadequate to permit collection of data and the creation of certain equations necessary for development of APACHE III research, Dr. Knaus, with the acquiescence of the University, initiated the incorporation and financing of AMS. The University entered the Restated Agreement with AMS for the purpose of establishing into a relationship to facilitate continuation of the IRU's APACHE research program and, at the same time, to encourage the development of commercial products based on the APACHE technology.

         The Parties entered into the Restated Agreement on November 20, 1989, replacing an agreement between them executed May 25, 1988. Based on experience gained since 1988, the Parties intend to alter certain aspects of their contractual relationship to improve the capacity of the IRU to continue its research in the APACHE technology and related areas and to improve AMS's ability further to develop the APACHE technology for commercial markets, all for the purpose of improving health care.

         Therefore, for the mutual consideration recited in this Agreement, the Parties agree as follows:


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                              TERMS AND CONDITIONS

         1. Certain Definitions. In addition to terms defined in text, the following terms have these specified meanings for purposes of this Agreement:

     a. APACHE: a trademark and service mark of AMS, which was transferred to AMS by the University pursuant to the Restated Agreement as partial consideration of AMS's collection of the APACHE III Database.

     b. APACHE II Product: any product (and associated services) that is part or a derivative work of the APACHE II Scoring System or any of its software components (including documentation).

     c. APACHE II Scoring System: the second iteration of the APACHE scoring system developed by the IRU, containing a database, equations, and associated documentation.

     d. APACHE III Database: the national database of approximately 18,000 ICU admissions collected from 1989 through 1990 at forty (40) United States hospitals, by AMS, at its expense, and owned by AMS. This database was used to develop the APACHE III Equations and, under the terms of the Restated Agreement, was the subject of publicly funded research by the IRU in its development of the APACHE III Prognostic Scoring System. This database does not include any data collected or acquired by AMS (i) subsequent to December 31, 1990, or (ii) outside the United States at any time.

     e. APACHE III Equations: predictive equations developed and owned by AMS that are part of the APACHE III Management System; these equations are not derivative works of the equations in the APACHE III Prognostic Scoring System.

     f. APACHE III Management System: the proprietary hardware and software system developed by AMS, that applies the APACHE III Equations to data inputted by a user, and includes associated data collection materials and documentation; this system is distributed commercially.

     g. APACHE III Product: any development, discovery, or invention (or associated services) that includes all or part of, or is a derivative work of the APACHE III Equations, the





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APACHE III Database, the Enhanced APACHE III Database, or the software, data collection methodology and documentation elements of the APACHE III Management System, whether or not such product is distributed commercially by AMS.

     h. APACHE III Prognostic Scoring System: the scoring system, developed by the IRU through research on the APACHE III Database, which is the subject of continuing research and publication by the University, and which contains equations separate from, and not derivative works of, the APACHE III Equations.

     i. Confidential Information: With respect to a Party, it is the information and data of a Party (the "Disclosing Party") that constitutes any of the following: (i) trade secrets; (ii) business practices, policies or procedures; (iii) personnel information; (iv) security measures, practices, policies and procedures relating to documents, data, communications, information, or personnel; (v) information which the Disclosing Party owns or for which it has an exclusive license; and (vi) other information or data held in confidence for or designated as confidential by the Disclosing Party. Confidential Information shall not include either information in the public domain which the other party, without having breached this Agreement, has obtained from an independent, unaffiliated third party. Classification of information as Confidential Information is not affected on the basis that third parties may have access to such information, provided that such access is subject to limitations or restrictions regarding the use of, access to, or dissemination of such information. For purposes of this Agreement, and without limiting the foregoing, the following constitute Confidential Information of
AMS: APACHE II Products; the APACHE II Scoring System; the APACHE III Database; the Enhanced APACHE III Database; the APACHE III Equations; the APACHE III Management System; and all APACHE III Products.

     j. Enhanced APACHE III Database: The database created by AMS at its expense and owned by AMS, which includes (i) the data collected in the Netherlands from February 1, 1990 through December 31, 1990; (ii) all data acquired, from





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January 1, 1991 up to the termination of this Agreement, by or for AMS and relating to ICUs; and (iii) the APACHE III Database.

     k. Research Use: use, non-commercial in nature (including the publication of research results as provided herein), in connection with research projects undertaken, with or without governmental, foundation, corporate or other funding support, by a not-for-profit entity.

     2. University's License to AMS. The University grants a perpetual license to AMS as follows:

             a. AMS shall have a fully paid, exclusive, worldwide license (including the right to sublicense) to commercialize and distribute, commercially or for research purposes, the APACHE II Scoring System and all APACHE II Products, owned by the University, and derivative works thereof.

             b. AMS shall have a fully paid, exclusive, worldwide license (including the right to sublicense) to the University's rights, for the purpose of commercializing and distributing, commercially or for research purposes, the APACHE III Prognostic Scoring System, derivative works thereof, and all derivative works of APACHE III Products, if any, owned by the University.

             c. AMS's license under this section is subject to its agreement to make its APACHE III Database available pursuant to Section 3.b.2. In no event, however, shall this limitation on AMS's licenses permit the University to make public data to which it has access under an express written confidentiality agreement with AMS (including, without limitation, Confidential Information subject to Section 14, below) that specifically restricts, limits, prohibits, or controls public access.

         3. AMS's License to University. AMS grants a license (without the right to sublicense) to the University as follows:

             a. The University shall have access to and the right to use in perpetuity the APACHE II Scoring System and all APACHE II Products for the University's Research Use.

             b. 1. The University shall have access to and the right to use in perpetuity the Enhanced APACHE III Database for the University's Research Use.

                 2. Pursuant to the University's obligations under Grant No. H505787 from AHCPR, as represented by the University to AMS, AMS promises to the University that AMS shall make the APACHE III Database, or portions thereof, available to bona fide researchers upon request, solely for their Research





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Use.  However, AMS does not make any commitment to make the APACHE III Database available to any person or entity for other than Research Use. Further, AMS may require any person or entity to whom it furnishes any of the APACHE III Database to execute an appropriate confidentiality agreement substantially in the form of Attachment 1. This subsection is solely for the benefit of the University and it neither creates, nor is it intended to create, any independent rights or benefits for AHCPR, independent researchers, or any other third party.

             c. For the term of this Agreement, and unless otherwise specifically agreed in writing between the Parties, the University shall have access to and the right to use, for Research Use, AMS's intellectual property on which the University, through the IRU or otherwise, provides scientific advice (including consulting or research services) under Section 4 of this Agreement. No such research shall be undertaken without AMS's specific prior written consent to the University's compliance with all applicable requirements of any applicable research grant.

             d. Any access to AMS's intellectual property (other than access to the APACHE III Database as otherwise expressly authorized herein) by any third party (excluding employees, faculty, and students of the University who have executed the University's standard confidentiality and assignment of rights agreements in the form attached as Attachment 2) shall be (i) limited to the portion of the Enhanced APACHE III Database or other AMS intellectual property that, in AMS's sole discretion, is relevant to the third party's inquiry; (ii) subject to the terms of an Independent Research Agreement between AMS and such third party; and (iii) available only from AMS, upon application made to AMS, and at AMS's sole discretion.

             e. The University shall have a perpetual, limited, royalty-free, worldwide license for Research Use only in any future APACHE III Products (and their derivative works) created during the term of this Agreement and for which the University provides consulting or research services under this Agreement prior to their creation.

             f. AMS recognizes that the University shall have a perpetual right to make fair comment that incidentally uses the mark "APACHE." AMS shall take no action to prevent the University's fair comment to the extent it does not reveal AMS's Confidential Information.

         4. IRU's Scientific Advice to AMS; Cooperative Matters. The IRU shall provide scientific advice to AMS in connection with AMS's continued development of the APACHE research or its derivatives, including, without limitation, commercial projects selected by AMS. To the extent that AMS seeks scientific or other advice on matters or in connection with projects





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or technology other than the APACHE research (as that research may continue to develop), AMS and the University will agree, in writing, to specify the details of each such assignment. In connection with the IRU's provision of scientific advice to AMS under this Agreement:

             a. During the term of this Agreement, the Parties will meet at least quarterly and will negotiate in good faith on tasks and on the amount of funds to be expended by each for continued work on APACHE III research and its derivatives. However, the Parties' obligations in this regard are contingent upon Dr. Knaus's remaining a faculty member of the University. In the absence of bad faith, failure of the Parties to reach agreement on tasks and expenditure levels under this subsection shall not be deemed a material breach of this Agreement.

             b. For the term of this Agreement, the University will make available Dr. Knaus and his staff, at mutually agreeable times (subject to Dr. Knaus's and his staff's other University obligations and Dr. Knaus's continued employment at the University), to assist AMS as follows:

                 (i) to work with AMS to assure that AMS understands and can fully utilize the Enhanced APACHE III Database;

                (ii) to provide AMS with guidance and advice as appropriate in the development of the APACHE III Management System and APACHE III Products, including but not limited to rendering advice with respect to a multi-institutional, nationally representative database, including reasonable assistance in identifying and recruiting hospitals;

               (iii) to sit on advisory committees organized by AMS for the purpose of assisting AMS in the development of the APACHE III Management System, APACHE III Products, or various research projects (such as AMS's Cardiovascular Surgery and Cardiac Anesthesia Project); and

                (iv) to perform research for or on behalf of AMS, at the University, in accordance with grants to the University funded directly by or indirectly through AMS.

             c. The University shall not commit itself to any grant or contract that will use, be based on, or otherwise implicate AMS' intellectual property or property for which it has an exclusive commercial license hereunder unless the University first notifies AMS, in writing, of such grants (together with a copy of the proposed grant request and other relevant or supporting documentation, and the University's summary analysis of how AMS's interests are implicated by the grant), and AMS provides its written consent. Further, the University shall not be required to undertake any research for AMS that will prevent the University from complying with any existing obligations of the





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University under the terms of grants or contracts to which the University is subject.

             d. The University represents and warrants that the terms of this agreement, and the availability of any University employee to participate in the research contemplated herein shall, for the term of this Agreement, not be affected by the ownership of AMS's equity stock by the University or by an employee, provided that any University employee's or employees' equity share, in the aggregate, is less than a majority share.

             e. AMS and the University will consult in advance regarding any new research or scientific advice that AMS requests from the IRU that is to be, or may be, funded in whole or part through grants or contracts between AMS and third parties, including, among others, foundations and governmental entities. The Parties shall cooperate in good faith to negotiate regarding any then-existing or future grants or contracts so as to facilitate financial support from third parties to the IRU for its scientific research; to assure that the intellectual and other property rights created or otherwise implicated by these activities are the subject of prior written agreements designed to protect AMS's and the University's respective ownership interests, if any;
and to protect the rights of the third parties that are ultimately responsible for the funding.

             f. The University will give AMS advance copies of its publications relating to the APACHE research or its derivatives and will allow AMS a reasonable opportunity (of no less than thirty (30) calendar days) to review, in advance, copies of publications for Confidential Information or other non-releasable information in which AMS has an intellectual or other property interest. All University research publications relating to the APACHE technology or its derivatives shall set forth AMS's corporate name and its business address for the purpose of directing either product inquiries or requests for access to the database.

             g. University research relating to any of the properties for which AMS has received a license pursuant to Section 2, above, or for which the University has received a license pursuant to Section 3, may not be conducted by the University unless either i) the sponsor of such research is a non-commercial entity and the research is not for a commercial purpose, or ii) the research is conducted through grants or contracts from AMS pursuant to this Agreement.

         5. AMS's Provision of APACHE III Management System. AMS has delivered to the University and completed installation of an APACHE III Management System, all in accordance with the APACHE III Computer System Agreement, at Attachment 3, executed concurrently with this Agreement. System support for the APACHE III Management System shall be for thirty-six months from the





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completion of installation, as provided for in the APACHE III Computer System
Agreement. As set forth in the license under the APACHE III Computer System Agreement, the University's continued use of the APACHE III Management System beyond the 36-month system support period requires the University to obtain system support from AMS at AMS's standard system support rates.

         6.  AMS's Delivery of Common Shares.

             a. Within five (5) business days of AMS's receipt of the Investment Representation Statement prepared pursuant to subsection 6.b, AMS shall transfer and deliver to the University Twenty-Five Thousand (25,000) shares of AMS common stock.

             b. The University's acquisition and ownership of such common stock shall be contingent upon the University's executing and delivering to AMS the Investment Representation Statement set forth at Attachment 4.

             c. For purposes of this Section 6, the Parties hereby adopt their respective representations and warranties as set forth at Attachment 5.

         7. Price and Payment. As consideration under this Agreement in addition to the mutual obligations of the Parties, the University shall forego and forgive receipt of [*] due to it from AMS under the Restated Agreement, and forever release AMS from its obligation to pay any royalties or other amounts due or provided for in the Restated Agreement.

         8. Enforcement of Copyright, Patent and Other Intellectual Property Riqhts. In the event a Party declines to enforce its copyright, patent, trade secret or similar rights with respect to any APACHE II or III Product, or any other APACHE product or research to which this Agreement applies (whether or not issuing on applications filed in any country), then that Party shall promptly notify the other Party of that decision. This notification shall authorize the other Party to enforce all such rights. If the other Party, at its expense, decides to enforce its intellectual property rights under this section, then the Party declining to enforce its rights agrees to be joined in litigation when necessary for enforcement, at the other Party's expense. The Party enforcing its intellectual property rights shall be entitled to and liable for all the benefits and liabilities resulting from its enforcement actions.

         9.  Restrictive Covenants on Proprietary Rights and Confidentiality.

             a. The University will require its employees who perform any functions under this Agreement, or who are permitted access to AMS's Confidential Information, to execute the form of

- ---------------
* Confidential portions omitted and filed separately with the Commission.



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agreement set forth at Attachment 2.  Such protocol shall include a provision, for the benefit of AMS, binding the University's employees to protect AMS's Confidential Information. Joint researchers, students, or others permitted access to AMS property under license to the University shall be required by the University to execute a similar protocol, reasonably acceptable to AMS, adapted to reflect the relationship of that particular person to the University, as a precondition to receiving such access. No third party access (other than to the University's employees and students as necessary for the University's research purposes) shall be permitted without the prior, express written consent of AMS for each third party, consistent with Section 3.d.

             b. AMS will require its employees and independent contractors to assign to AMS all their rights in all APACHE III Products and their derivative works, and to execute a proprietary rights and confidentiality agreement substantially in the form found in Attachment 6.

             c. The Parties will maintain this Agreement in confidence. Except as may be required by law or as specifically agreed by the Parties in writing in advance, each of the Parties may, in its discretion, disclose this Agreement under conditions of confidentiality only to a grantor, potential grantor, investor, potential investor, lender or potential lender, but will not otherwise disclose this Agreement to any third party.

        10. Joint Warranties and Indemnities of the Parties Regarding Intellectual Property Rights.

             a. Subject to the following subsection, each Party warrants to the other that it possesses all necessary authority and all intellectual property rights necessary to make that Party's license grants in this Agreement. Each Party will indemnify and hold harmless the other for any material breach of this warranty.

             b. Each Party warrants that its employees and independent contractors who have performed work on or related to APACHE III Products have executed agreements substantially as described in Section 9, except as disclosed in Attachment 7.

             c. Neither Party makes any warranty to the other regarding patent rights in and to any APACHE II or APACHE III Product.

        11. Notices, Instructions and Warnings to Third Parties Regarding Use of APACHE Products.

             a. To the extent that, pursuant to the terms of this Agreement, AMS has expressly consented to the University's use, in a grant or contract of which the University is a recipient, of intellectual property either owned by AMS or to which AMS





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has an exclusive commercial license hereunder, the University agrees to include on all copies of such intellectual property any notices, proprietary legends, or the like, that may be required by such grants or contracts, or by operation of laws or regulations governing such contracts, or as otherwise needed to protect AMS's interests in such intellectual property, including any notices regarding the sources of funds supporting the University's research on APACHE projects under this Agreement. The University agrees that it will not modify, alter, delete, erase, overwrite, or deface any notice or legend affixed by AMS to any tangible item pursuant to this section without the prior express, written consent of AMS.

             b. AMS shall include notices, instructions and warnings to users of APACHE II and III Products as set forth in Attachment 8. AMS shall have the right to modify those notices as appropriate giving due regard to its business needs and to new research, product development and changing requirements of law.

         12.  Status of the Parties.

             a. The University and AMS is each an independent contractor and licensee of the other under this Agreement. Neither Party is, and neither Party shall represent to any third party that it is, an agent, partner, or joint venturer of the other for any purpose whatever. The University's shareholdings, if any, in AMS shall not alter these relationships.

             b. Without the prior written approval of the University, no University employee who is directly involved in APACHE research shall, while so involved, own a majority interest in or be an officer, director or employee of AMS. No University employee directly involved in providing scientific advice, or in scientific research, related to APACHE research or to AMS shall receive any compensation or any right to receive compensation from AMS for these activities. To the extent that AMS has actual knowledge that a person is a University employee, AMS will notify the University in writing at least thirty
(30) days before any University employee directly involved in scientific research relating to APACHE research or to AMS assumes any restricted position in AMS or on its Board of Directors, or becomes a paid consultant to AMS or any licensee or sublicensee of AMS. Reimbursed costs incurred by any University employee or the University itself in connection with the University's services to AMS shall not be compensation under this Agreement. Further, no University employee is prohibited by this Agreement from owning or acquiring less than a majority of the common shares of AMS (or their equivalents), and dividends declared and paid on account of these shares shall not be compensation under this Agreement. Additionally, compensation paid to University employees by the University for work done by such employees pursuant to funding received by the University from AMS shall not be deemed indirect payments by AMS to the employees for purposes of this provision.





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             c.  Notwithstanding the foregoing, the University hereby gives its approval for Dr. Knaus to serve as a member of AMS's Board of Directors, and permits him to receive reimbursement for the expenses incurred by him for marketing and non-scientific consultation services rendered at AMS's request.

       13.  Advertising Publicity and Disclosure.

             a. Except as required by law, AMS will not use the University's name in any advertising or descriptive or instructional material in any medium without the University's specific prior written consent, which the University may withhold in its discretion. Consent is hereby given for AMS to identify the University as an AMS shareholder, a purchaser of the APACHE III Management System, and the original developer of the technology inspired by the APACHE methodology, and as the situs of APACHE-related research performed by Dr. Knaus and his staff.

             b. No press release or public disclosure, except as required by law, either written or oral, of the transactions contemplated by this Agreement, shall be made without the prior knowledge and written consent of the University and AMS.

        14. Confidential Information of the Parties. Each Party will take all reasonable measures (including appropriate action by instruction, agreement and otherwise with its employees, agents, students, and others, as the case may be, to inform them of the trade secret, proprietary, and confidential nature of the other Party's Confidential Information) to ensure that the Disclosing Party's Confidential Information shall be maintained by the other Party (the "Receiving Party") and all its personnel (including agents, students, or others who are permitted access, if applicable) in strictest confidence, shall not be divulged within the Receiving Party's organization except to personnel who require knowledge of particular information, and shall not be divulged to any third party except in accordance with the prior written consent of the Disclosing Party or in obedience to any appropriate court or agency order or legal process. In the case of a disclosure compelled by court or agency order or legal process, the Party in receipt of such order or process shall give the Disclosing Party as much warning as is reasonably feasible of the pendency of any such proceeding or process so that the Disclosing Party may intervene to protect its interests. In the event the Party in receipt of such order or process cannot give the Disclosing Party at least two business days' warning prior to the return date, such Party shall make a reasonable attempt to secure an extension of time in which to comply with such order or process. This section shall survive the termination of this Agreement.

        15. Effect of Restated Agreement. This Agreement supersedes all terms of the Restated Agreement that have not been fully performed as of the Effective Date of this Agreement.





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Except in such respect, the Restated Agreement shall be of no further force or effect.

        16.  Term.   The term of this Agreement begins on its Effective Date,
and shall end at 11:59 p.m. on May 25, 2003.

        17.  Termination.

             a. Either Party may terminate this Agreement at any time by the giving of written notice effective immediately in the event that the other Party fails to discharge any material obligation or to remedy any material default under this Agreement for a period continuing more than thirty (30) days after the aggrieved Party shall have given the other Party written notice specifying the failure or default, and the failure or default continues to exist as of the date upon which the aggrieved Party terminates this Agreement.

             b. Except as set forth in subsections 17.c and 17.d, all licenses and all warranties that have not by their specific terms expired on an earlier date certain shall survive the termination of this Agreement. Licenses that are specified in this Agreement as being for the term of this Agreement shall expire as of the date of termination.

             c. If this Agreement is terminated due to AMS's material default, AMS shall immediately return to the University all of the University's tangible Confidential Information, of whatever kind and description, in AMS's possession or control.

             d. If this Agreement is terminated due to the University's material default, the University shall immediately return to AMS all of AMS's tangible Confidential Information, of whatever kind and description, in the University's possession or control.

             e. Termination of this Agreement shall not affect any rights or obligations that accrued before termination. Specifically, and without limiting the foregoing, each Party agrees, subsequent to the termination of this Agreement, to maintain the confidentiality of the Confidential Information of the other Party without regard to which Party, if any, materially breached this Agreement.

        18.  Successors and Assigns.   This Agreement shall be binding upon
the successors and assigns of both Parties, and no assignment or subcontract shall be made by either Party without the prior written consent of the other, except in the case of any assignment to a third party purchasing all or substantially all of a Party's assets. Any attempt by either Party to assign or subcontract this Agreement in whole or part contrary to the foregoing provisions shall be invalid.





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        19.  Notice. Notice to either Party shall be deemed given the first business day after dispatch by prepaid overnight express service or courier or via prepaid U.S. Express Mail, return receipt requested. Notice shall be addressed to either Party at that address as it shall have provided to the other under this section.

        20.  Miscellaneous.

             a. This Agreement constitutes the entire agreement between the Parties with respect to this subject matter and may be amended only in a writing executed by both of them. Amendments will be so denominated, serially numbered and signed by an officer of each Party.

             b. In the event of conflict between this Agreement and any of its Attachments, the text of this Agreement shall prevail. Section headings are for convenience only and shall not be used in any manner to construe this Agreement. Wherever the context permits, "or" shall be given both its conjunctive and disjunctive meanings.

             c. This Agreement shall be governed by, construed and enforced in accordance with the laws of the District of Columbia as they apply to agreements executed and fully to be performed in the District (that is, without reference to the District's choice of law rules).

             d. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party sought to be charged therewith, and any waiver shall apply only to the specific events or situations which it describes, and, unless it specifies to the contrary, shall not be continuing.


             e. If any part or provision of this Agreement shall be void or voidable by a Party as the result of its being contrary to federal, state or local law, regulation or ordinance, or if any section, subsection or term shall be finally declared void or unenforceable by any court or agency of competent jurisdiction, the remainder of this Agreement shall, to the maximum practicable extent, continue in full force and effect.

        21. Effective Date. This Agreement shall become effective (the "Effective Date") on the date indicated below as the date signed by the latter party to sign this Agreement.

                 IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate by their duly authorized corporate officers.


THE GEORGE WASHINGTON             APACHE MEDICAL SYSTEMS, INC.
UNIVERSITY


By: /s/ ROGER E. MEYER, M.D.     By: /s/ BRION D. UMIDI
   -------------------------        -----------------------------
Roger E. Meyer, M.D.             Name:   Brion D. Umidi
Vice President for               Title:  Vice President
 Medical Affairs
Executive Dean

Date: 11-9-94                    Date:  August 19, 1994
     -----------------------          ---------------------------


By: /s/ LOUIS H. KATZ
   -------------------------
Louis H. Katz
Vice President and Treasurer

Date: 11/15/94
     -----------------------

                                                                  ATTACHMENT 1

                   AGENCY FOR HEALTH CARE POLICY AND RESEARCH

                           CONFIDENTIALITY AGREEMENT

        By your signature below, you certify to the Agency for Health Care Policy and Research ("AHCPR") that you are a clinician, scientist or other researcher, and that you plan to conduct academic research using the following database(s) (initial the space next to each of the databases that you plan to use):


                        ____  APACHE III Master Database



        Each of the databases listed above uses arbitrary record designators to protect patient anonymity, and identifies hospitals only within aggregate categories. You agree to preserve this confidentiality, and to avoid any attempt to infer the identity of any patient, physician or institution.

        Upon receipt of this form executed by you, APACHE grants to you, personally as principal researcher, and to your institution as your sponsor, a limited, royalty-free, non-exclusive license, for academic research purposes only, in the database(s). The scope of this license includes any and all use of the data necessary or desirable to conduct your research, prepare it for publication (via peer review, referee, or comparable procedure), publish in appropriate scientific journals, and present your data, procedures and other aspects of your research for audit or other review by granting agencies, peers or supervisors within your institution or your discipline. Without limitation, "academic research" does not include research or development conducted, sponsored or financed in part by assigning commercial rights (as opposed to your institution's having customary work-for-hire or similar rights as your employer or sponsor).

        This license does not grant the right to publish or otherwise use any of the databases for commercial purposes, including, without limitation, to prepare, publish or otherwise use derivative works for commercial as opposed to academic research purposes. You shall not remove any copyright or other notice from any database as delivered to you, or make or permit any copy to be made without such notices, and shall take reasonable precautions to prevent unauthorized use or copying or the database.


Executed: ___________________________________             ___________
                                                             (date)

Receipt acknowledged: _______________________             ___________
                                                             (date)

                                 ATTACHMENT 2

                      [To be provided by the University]

                                   APPENDIX I


                             Letter of Appointment


                                                    ____________________ , 198__



Dear                      :

        This is to inform you of your appointment for an indefinite period as
of                     with salary at the annual rate of $         .  The
appointment is effective March 1, 1988, and is subject to all the conditions and terms of the grants and contracts on which you are working, to the performance requirements of the grants and contracts as judged by the Principal Investigator and to the availability of funds from the awards. Your duties will be assigned by your Principal Investigator.

        Your acceptance of employment constitutes an agreement that you will comply with The George Washington University's Patent Policy, including provisions of P.L. 96-517 (see enclosed memorandum), and that you will assist the University to abide by the terms of the grants and contracts to which you devote time or effort for compensation, including those terms having to do with inventions and copyrights.

        Please sign and return a copy of this letter to indicate your acceptance of employment under the above-stated conditions.

                                               Sincerely,



                                               Anthony G. Coates
                                               Associate Vice President for
                                                Academic Affairs and Research

Enclosure





______________________________
Signature



_______________________________
Date

                                  APPENDIX II

                       Employee Confidentiality Protocol


        Any person employed by The George Washington University (the "University") under a Letter of Appointment in the form attached hereto as Appendix I (hereinafter "Employee") will, the course of his/her employment with the University, from time to time have access to confidential and proprietary information regarding AMS and APACHE ("Acute Physiologic and Chronic Health Evaluation") which will be valuable and unique assets of the University and AMS, including without limitation the list of AMS's clients; the plan of operation and finances of AMS and its affiliates; technology, products and devices licensed to or by, or manufactured or sold by, AMS or its affiliates; and other secret or confidential information, technology and trade secrets. Employee will, from time to time, be entrusted with confidential papers, drawings, specifications, plans, technology and other important proprietary information from present or potential clients and customers of AMS or its affiliates. During and subsequent to his/her employment with the University, Employee will keep confidential and not disclose, other than in the regular and proper course of business, any such confidential, secret or proprietary information of AMS and its affiliates, or of any client or potential client of AMS or its affiliates. Upon termination of his/her employment with the University, Employee will return to the University all documents, drawings, specifications, plans, software, computer programs and any other information or whatever kind and in whatever form acquired during the course of his/her employment with the University.

                                  ATTACHMENT 3


                       APACHE(Registered Trademark) III
                           COMPUTER SYSTEM AGREEMENT

    This Computer System Agreement ("Agreement") is between APACHE Medical Systems, Inc. ("AMS") and the client identified on the signature page below ("Client").

   AMS has developed certain computer software programs and computer systems for use by hospitals in managing intensive care units or monitoring the usage and performance of such units, or both. Client wishes to acquire such a computer system from AMS. Therefore, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Definitions.

   Certain terms used in this Agreement are defined as set forth below; other terms are defined in the body of this Agreement (including Schedules). All references to "Schedules" are references to Schedules to this Agreement. All references to "this Agreement" shall include all Schedules, addenda and exhibits to this Computer System Agreement which are referenced herein or in the attached Purchase Schedule.

   "Application Programs" shall mean the APACHE III Management System software modules indicated in the Purchase Schedule, including the database dictionary and data entry screens, and System Documentation.

   "ICU" shall mean a collective reference to intensive care and step-down care units, collectively.

   "Implementation Guide" shall have the meaning ascribed to it in Section 6(a)

   "Installation Dates" shall mean (i) the date on which Notice of Installation is delivered to Client for the System (excluding the Standard Interface Software modules) and, (ii) the date on which Notice of Installation is delivered to Client for the Standard Interface Software.

   "Client's ICU" shall mean Client's specific ICU (or ICUs) contemplated by this Agreement, as indicated in the Purchase Schedule under "Stated Use."

   "Licensed Data" shall have the meaning ascribed to it in Section 8(a).

   "Licensed Software" shall have the meaning ascribed to it in Section 3(a).

   "Manual" shall mean the APACHE III Management System user guides, as the same may be amended by AMS from time to time.

   "Notice of Installation" shall mean the notice that AMS will deliver to Client apprising Client that (i) AMS has completed the installation and testing of the System (excluding the Standard Interface Software modules) and, (ii) AMS has completed the installation and testing of the Standard Interface Software, respectively.

   "Operating System" shall mean the operating system software identified on the Purchase Schedule.

   "Purchased Equipment" shall mean the computer hardware identified on the Purchase Schedule.

   "Standard Interface Software" shall mean APACHE III Management System Admission, Discharge and Transfer ("ADT"), Laboratory and Monitor interface module software which requires that Client's systems provide interfaces compatible with the Standard Interface Software Specifications.

   "Standard Interface Specifications" shall mean the technical requirements for the Standard Interface Software.

   "Stated Use" shall mean use of the Licensed Software only (i) on the Purchased Equipment for the sole purpose of running the Application Programs,
(ii) for Client's internal business purposes, and (iii) in accordance with the limitations with respect to number of beds, servers, non-server workstations and number and address of ICUs indicated on the Purchase Schedule.

   "Support Policy" shall have the meaning ascribed to it in Section 9(a).

   "Enhanced Support" shall have the meaning ascribed to it in Section 9(c).

   "Supporting Software" shall mean the Third Party Vendor software sublicensed to Client as indicated on the Purchase Schedule.

   "System" shall mean the APACHE III Management System, which shall include the Purchased Equipment, the Application Programs, the Operating System, the Supporting Software and, the Standard Interface Software provided by AMS to Client under this Agreement.

   "System Documentation" means the Manual, Standard Interface Specifications, documentation entitled "Support Policy", Training Materials and Implementation Guide concerning the features, functions or operation of the System, as the same may be amended or supplemented by AMS from time to time.

   "Third Party Vendors" shall mean Oracle Corporation ("Oracle"), Sun Microsystems, Inc. ("Sun") and any other developer or distributor of Supporting Software or of the Operating System sublicensed hereunder.

   "Total System Fee" shall mean the total system fees indicated on the Purchase Schedule.

   "Training Materials" shall have the meaning ascribed to it in Section 6(d).

2. Sale of Purchased Equipment.

   AMS hereby agrees to sell, and Client agrees to buy, the Purchased Equipment. Upon delivery of the Purchased Equipment to Client, the title to the Purchased Equipment shall transfer to Client. Client grants and AMS reserves a purchase money security interest in the Purchased Equipment until AMS receives Client's full payment of the Total System Fee. [Begin strikeout text] Client appoints AMS or its agent as Client's attorney-in-fact to sign and file such UCC financing statements or other documents on Client's behalf, in such public offices as AMS deems appropriate to perfect AMS's security interest. [End strikeout text]

3. Grant of Licenses; Limitations.

   (a) AMS hereby grants the following to Client for use only within the scope of the Stated Use: (i) a non-exclusive, non-transferable license to use the Application Programs; and (ii) non-exclusive, non-transferable runtime sublicenses for the Supporting Software and the Operating System. The Application Programs, Supporting Software, and Operating System shall be referred to collectively herein as the "Licensed Software," and the licenses and sublicenses therefor shall be referred to collectively herein as the "Licenses." This license grant does not include the right to grant sublicenses.

   (b) All Licensed Software shall remain the exclusive property of AMS or the relevant Third Party Vendor. Client agrees to use the Licensed Software only on the terms and conditions set forth in this Agreement.

   (c) Client shall not use any Supporting Software: (i) to create tables or alter tables outside the scope of those necessary to the operation of the Application Programs; (ii) to modify forms created by the Application Programs or to generate new forms, except as necessary to the operation of the Application Programs; or (iii) in any other manner outside the scope of the Application Programs, including, without limitation, for general database management.

   (d) Upon AMS's request, Client shall certify to one or more of the Third-Party Vendors that Client is using the relevant Supporting Software within the scope of the sublicense.

   (e) Client may make up to two (2) archival or back-up copies, of Licensed Software for each site identified on the Purchase Schedule. Such copy or copies shall bear AMS's copyright notice and Third Party Vendors' copyright notices, if applicable, as they appear on the copy of Licensed Software delivered by AMS.

   (f) Client is entitled to one Manual per workstation, as indicated on the Purchase Schedule. Client may obtain additional Manuals at AMS's then-existing fee for such Manuals. The Manuals and all other System Documentation are licensed to Client solely for internal use in connection with the Licensed Software and shall not be reproduced or distributed without AMS's prior written consent.

   (g) Client shall not make any Licensed Software available on any timesharing, service bureau, rental or similar basis. Client shall not disassemble, decompile, decrypt, extract, reverse engineer or attempt to reverse engineer any Licensed Software, nor cause or permit anyone else to do so.

   (h) Only object code is licensed hereby, and the right to modify or enhance any Licensed Software or to prepare any derivative works is expressly excluded. If Client modifies or enhances any Licensed Software, or if

Client combines the Licensed Software with other software, in addition to any other rights and remedies AMS may have, AMS shall be under no obligation to support the Licensed Software and all warranties of Licensed Software under this Agreement shall be null and void. The foregoing shall apply even if Client is a government entity claiming a right to modify the Licensed Software. All modifications to Licensed Software shall be the property of AMS and shall be subject to all of the restrictions contained in this Agreement.

   (i) Client shall not publish the result of any benchmark tests evaluating or reporting the performance of any Supporting Software developed or distributed by Oracle.

   (j) Oracle and Sun require that AMS notify Client that neither the Oracle nor Sun computer software that is being sublicensed to Client nor the Sun hardware that is being sold to Client under this Agreement were specifically developed, manufactured or licensed for use in (i) any nuclear or aviation application, or (ii) in the case of Sun's software and hardware, for use in any life support or weapons systems or other hazardous environments requiring fail-safe controls, or (iii) in the case of Oracle's software, for use in any medical, mass transit or other inherently dangerous application. Neither Oracle nor Sun shall be liable for any claims or damages arising from such use.

   (k) The license grant under Section 3(a) shall include AMS's Standard Interface Software indicated on the Purchase Schedule, provided that Client pays applicable fees indicated on the Purchase Schedule. The Standard Interface Software is designed to permit electronic capture of data from the information systems operated by the Client and specified on the Purchase Schedule, provided such information systems meet the Standard Interface Specifications. Client shall make available adequate support from the manufacturers or developers of Client's other information systems and access to such systems as may be necessary or desirable to implement the Standard Interface Software.

   (l) If the System is being acquired by or on behalf of the United States government or any other entity seeking or applying rights similar to those customarily claimed by the United States government, the following applies: All Licensed Software, Licensed Data and System Documentation are "restricted computer software" (under FARS 52.227-19) or "commercial computer software" (under DFARS 252.227-7013(c)(ii)) and are hereby licensed with "restricted rights." If the provisions relating to "restricted rights" do not apply to all or a portion of the System Documentation or Licensed Data -- then such Documentation or Licensed Data or the affected portion is licensed with "limited rights." Utilization of any Licensed Software, Licensed Data and System Documentation shall be subject to the restrictions specified in the applicable Federal Acquisitions Regulations and all other restrictions contained in this Agreement.

4. Pricing and Payment; Taxes.

   (a) Client agrees to pay for the Purchased Equipment and Licensed Software, Standard Interface Software, Integration and Installation, Training and Implementation, System Support, and, if applicable, professional services, all as set forth on the Purchase Schedule, either collectively or under such individual headings.

   (b) Client shall reimburse AMS for its reasonable travel, lodging and meal expenses incurred in connection with the installation and testing of the System, the initial training, any applicable professional services and any additional or subsequent on-site training, and any Enhanced Support (as defined in Section 9(c)).

   (c) Failure by Client to make any payment within 30 days of when such payments are due shall result in the imposition of an interest charge on any unpaid amount at an annual rate equivalent to the lesser of (i) 1 1/2 % per month and (ii) the highest rate allowable by law.

   (d) Client shall pay all sales, use, transfer or other taxes, whether federal, state or local, however designated, with the exception of any taxes based upon the income of AMS, which are levied or imposed by reason of this Agreement or Client's use of the Purchased Equipment or Licensed Software, regardless of whether such taxes are identified on any Schedule or in any invoice, and Client shall indemnify AMS in the event Client fails to pay such taxes. In the event Client claims that it is a tax-exempt organization not subject to certain taxes, Client shall inform AMS in writing of the taxes to which Client's exemption applies. AMS will not invoice Client for such taxes, provided that Client shall indemnify AMS and hold it harmless against any taxes and applicable interest or penalties to the extent not covered by Client's exemption.

Upon request by AMS, Client shall provide AMS with a copy of Client's tax exemption certificate.

5. Installation and Testing of System.

   (a) Client shall be responsible for adequately preparing its facility for installation including, without limitation, providing a suitable location and environment for all equipment, in accordance with applicable manufacturer's standards, testing the local area network ("LAN") to be used in connection with the System, providing the cabling and all other electrical linkages and establishing modem connections with AMS. Client shall provide a dedicated telephone line for access to the System by AMS during the installation process and for so long as this Agreement is in effect.

   (b) AMS shall test the System and shall deliver to Client the Notice of Installation for the System and for the Standard Interface Software, when the System or Standard Interface Software, respectively, is operational.

6. APACHE Coordinator; Training, and System Use.

   (a) Client shall designate the appropriate professional staff with ICU and clinical data collection experience or knowledge to serve as APACHE Coordinator, as set forth in AMS's "Implementation Guide" which describes both required and recommended procedures for installation and implementation of the System. The APACHE Coordinator shall be AMS's primary contact with Client for implementation of this Agreement and installation and operation of the System. AMS shall be entitled to rely on instructions and decisions communicated to it by the APACHE Coordinator.

   (b) AMS shall provide its standard initial on-site training of the APACHE Coordinator and other employees and medical staff designated by Client. The initial training shall begin on a mutually agreeable date.

   (c) ONLY THOSE EMPLOYEES AND MEDICAL STAFF OF CLIENT WHO HAVE RECEIVED TRAINING THROUGH AMS, OR WHO HAVE BEEN CERTIFIED IN WRITING BY CLIENT AS HAVING RECEIVED COMPARABLE IN-HOUSE TRAINING, WILL BE ALLOWED TO ENTER OR VERIFY DATA, OR OTHERWISE USE THE SYSTEM.

   (d) AMS shall provide Client with one set of training manuals for each trainee. Such manuals and all other training materials provided by AMS in connection with the System are referred to collectively in this Agreement as "Training Materials". Client shall be responsible for informing AMS, at least five (5) days prior to the training session, of the number of employees and medical staff who will participate in the training and for ensuring that all such persons receive the Training Materials.

   (e) If Client requests, AMS shall provide additional or subsequent training at AMS's then-applicable rates and pursuant to mutually agreeable arrangements. It is Client's responsibility to maintain adequate and appropriate training levels for its employees and medical staff.

   (f) Client shall be solely responsible for collecting, coding, inputting and assuring the quality of the information necessary to apply the System to analyze patient information for patients treated in Client's ICU who are 16 years or older and who otherwise meet the criteria for inclusion in the System as described in the System Documentation (the "Patients"). The Patients shall be selected in strict accordance with the selection procedures described in the System Documentation, including, without limitation, the procedures for consecutive and random selection set forth therein. Client shall consistently apply the System diagnostic criteria and System data quality assurance procedures, all in accordance with AMS's protocols and procedures as indicated in the Application Programs and System Documentation. Client is solely responsible for the accuracy and completeness of its data.

   (g) The System is intended for use as a decision support system only. Although the System provides information that may enhance the quality of clinical reasoning and provides useful information for quality improvement and quality assurance, it is not a substitute for the professional judgment of a clinician or hospital administrator and in no event should information provided by the System be the sole or primary basis for decision making or clinical reasoning. The notice contained in this paragraph and all other notices contained in this Agreement or in any System Documentation (collectively, "Notices") are incorporated into this Agreement by this reference. Client and its employees and medical staff who have received the training set forth in this Section 6 shall be responsible for conveying the Notices to the rest of Client's employees and medical staff who rely on or use any of the results generated by the System.

7. Initial Pilot Study; Quality Review.

  After the initial on-site training, the parties shall commence a pilot study consisting of data collection on at least: (i) 50 consecutive Patients; or (ii) all consecutive Patients admitted over a six week period; whichever occurs first. Client shall provide such data as directed along with supporting written documentation for a sample of patient medical records selected by AMS in consultation with the APACHE Coordinator, so that AMS can assess the quality of Client's data collection and input activities. AMS may require a second pilot study if quality problems are found in the initial pilot study. AMS shall have the right to conduct additional periodic reviews of data to ensure that Client is properly collecting and inputting data into the System. If AMS determines that the data does not meet the requirements of Section 6(g) and this Section 7, Client shall not publish the results generated by the System from the data (the "Results"), without first complying with the following procedures: Client shall notify AMS in writing at least sixty (60) days prior to its publication of any Results, that it desires to publish such Results and shall provide AMS with the names of the proposed recipients, journal or other document in which the Results would appear, the date of the proposed publication and all other relevant details requested by AMS, along with a copy of the text of the proposed publication. AMS shall have the right to prohibit, restrict or limit publication of the Results, including, without limitation, requiring that Client disclaim the Results in any publication, using disclaimer language acceptable to AMS. Notwithstanding the foregoing, so long as Client provides AMS with the written notice described in this Section 7 and incorporates disclaimer language acceptable to AMS, Client may provide regulatory agencies such as the Food and Drug Administration ("FDA") with Results to the extent necessary to satisfy Client's obligations under applicable law. Nothing herein shall be construed to (i) restrict or limit Client's obligations to comply fully with its responsibilities described in the System Documentation or in this Agreement, including, without limitation, Paragraphs 6(f) and (g) of this Agreement, (ii) create any obligation on or responsibility of AMS for the completeness, appropriateness or accuracy of any data or (iii) permit any publication of any of AMS's "Confidential Information", as that term is defined in Section 16.

8. Data Access.

   (a) In addition to the data transmitted by Client pursuant to Section 7 for quality review purposes, within 30 days of the end of each calendar quarter, Client shall permit AMS to retrieve or Client shall deliver to AMS via modem all data entered into the System; provided that individual patient names, numbers or other patient identification information shall not be included, except as specifically requested by AMS for (i) data review, (ii) bug reporting or (iii) quality assurance purposes. Such data shall be referred to as the "Licensed Data."

   (b) AMS shall have a perpetual, world-wide, royalty-free right and license
(i) to use, in any manner, the Licensed Data and to analyze and incorporate the Licensed Data in databases, reports, scores or scoring systems generated therefrom, and (ii) to create and distribute works and derivative works based on the Licensed Data, in each case provided the confidentiality of patient information is protected as required by law.

9. System Support.

   (a) AMS or its qualified subcontractors shall provide standard System support ("System Support") as described in AMS's written policy and procedures concerning System Support, as the same may be amended from time to time ("Support Policy"). System Support shall include (i) access to telephone consultation 24 hours per day, 7 days per week, (ii) updates, patches, bypasses and other corrections to any of the Licensed Programs that are generally provided to AMS's other clients without additional charge (collectively, "Updates") and (iii) all repairs to or replacement of Purchased Equipment, subject to availability and manufacturers' limitations on maintenance coverage. If appropriate in AMS's sole judgment, AMS shall arrange for on-site support, provided that if AMS concludes that the visit or repairs, or both, resulted from Client's error, omission or negligence, or Client's failure to maintain the System or any component thereof, or from equipment or software not provided by AMS, Client shall reimburse AMS for such visit, including reasonable travel, lodging and meal expenses incurred in connection with such visit and any repairs at AMS's then-applicable rates. If Client's site is located more than 50 miles from the nearest base office of AMS or one of its Third Party Vendors providing on-site support, Client shall be responsible for AMS's or its Third Party Vendors' incremental charge for on-site visits.

   (b) The System Support shall commence upon delivery of the Notice of Installation of the System (excluding the Standard Interface Software) and continue until this Agreement is terminated, provided that AMS shall be under no obligation to provide System Support (other than as may be required to fulfill its warranty obligation under Section 11) if Client fails to pay any periodic System Support Fee within 30 days of when such payment is due as set forth on the Purchase Schedule, including such increases in fees as reflect AMS's then-current rates for System Support, not to exceed the Consumer Price Index plus 4% per year.

   (c) All other support which falls outside of the Support Policy ("Enhanced Support") shall be billed at AMS's rates then in effect. Such Enhanced Support shall include, without limitation, reports developed or prepared by AMS other than reports prepared in connection with the initial pilot study.

   (d) AMS shall be under no obligation to provide support services for problems resulting from (i) Client's failure to perform any of its obligations under this Agreement, (ii) Client's use of any portion of the System in violation of any provision of this Agreement, including, without limitation, the provisions governing Stated Use, (iii) Client's neglect or misuse of any portion of the System, or (iv) any other cause beyond the range of normal software and hardware support.

   (e) AMS shall support only the two (2) most current available versions of the Licensed Software programs. If AMS replaces any Licensed Software program with any Update, as defined in Section 9(a), all obligations of AMS hereunder to support the superseded version of the Licensed Software shall cease sixty
(60) days after the date AMS delivers the Update to Client. AMS may, in its sole discretion, from time to time, add additional features to, or otherwise upgrade, the Licensed Software ("Upgrades"). Upgrades will be provided to Client upon payment of AMS's fee therefor on the terms and conditions agreed to by the parties in writing.

10. Client's Maintenance Obligations.

   In addition to all other responsibilities described in this Agreement, Client shall:

   (a) Regularly back up magnetic storage media (i.e., hard or fixed disks), clean its keyboards, disk drives and other components, and generally perform end-user maintenance tasks, including, without limitation, end-user tasks described in the Support Documentation, and

   (b) Assist AMS in identifying, documenting and rectifying any problems that may occur.

11. Warranty.

   AMS warrants that (i) for ninety (90) days following the Installation Date of the System (excluding the Standard Interface software), and (ii) for ninety
(90) days following the Installation Date of the Standard Interface Software, the System, if used in accordance with the Stated Use and the System Documentation, will operate in substantial conformance with the standards for performance specified in the then-current System Documentation. Such Standards shall be referred to herein as the "System Standards". AMS does not warrant that the System will operate uninterrupted or be error free. This limited warranty shall not apply to the extent any non-conformity to the System Standards arises directly or indirectly from the provision to AMS of inaccurate system configuration information by Client or Client's manufacturers or developers (other than AMS).

12. Disclaimer of Warranties.

  THE WARRANTY SET FORTH IN PARAGRAPH 11 IS THE SOLE AND EXCLUSIVE WARRANTY MADE BY AMS WITH RESPECT TO THE SYSTEM AND SERVICES PROVIDED UNDER THIS AGREEMENT AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

13. Limitations of Liability and Exclusive Remedy.

   (a) NEITHER PARTY SHALL BE RESPONSIBLE TO THE OTHER PARTY FOR ANY LOST PROFITS, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND

(INCLUDING, TO THE EXTENT PERMITTED BY LAW, PUNITIVE OR EXEMPLARY DAMAGES) IN CONNECTION WITH THIS AGREEMENT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

   (b) AMS's liability to Client for any loss whatsoever shall not exceed the aggregate amount of payments by Client to AMS during the twelve (12) months immediately preceding the loss.

   (c) No action, regardless of form, arising out of or under this Agreement may be brought by either party more than one year after the cause of action accrues.

   (d) Section 13(b) notwithstanding, the SOLE AND EXCLUSIVE obligation of AMS and the SOLE AND EXCLUSIVE remedy of Client with respect to the warranty contained in Section 11, shall be, in AMS's sole discretion, for AMS to either
(i) exercise reasonable efforts to cause the System to operate in substantial conformance with the System Standards, or (ii) refund to Client the cost of that portion of the System that is not operating in conformity with the System Standards (or, if the nonconformity renders the System unusable, the cost of the System). This remedy shall not be available to the extent that (i) the System is used other than in accordance with the terms of this Agreement or any System Documentation or is damaged due to Client's error, misuse or neglect,
(ii) the data is not entered properly by Client or is lost, destroyed or is damaged due to Client's error, misuse or neglect, (iii) Client modifies the System, or (iv) the Application Programs are run on software or hardware other than the Supporting Software or Purchased Equipment.

14. No Third-Party Vendor Warranties or Liabilities.

   Neither the Licenses granted hereunder nor any other provision of this Agreement shall be construed to (i) make any warranty, express or implied, on behalf of Third Party Vendors, including, without limitation, any warranty of merchantability or fitness for a particular purpose; or (ii) otherwise create any liability of Third Party Vendors for any damages, whether direct, indirect, incidental, or consequential arising from the use of the Purchased Equipment, the Operating System or Supporting Software. Third Party Vendors shall be third party beneficiaries of this Section 14 and of all other applicable provisions of this Agreement.

15. Indemnification.

   (a) Client and its employees and medical staff shall be solely responsible for all decisions involving patient care, utilization management and peer review. Client shall have no recourse against AMS for any loss, damage, or costs relating to or resulting from the use or misuse of the System.

   (b) Client shall defend, indemnify and hold AMS and its subcontractors and affiliates and each of the Third Party Vendors harmless from all losses, damages, costs, and expenses, including without limitation attorneys' fees and court costs, arising from or in connection with (i) the use or misuse of the System by Client or any component thereof, (ii) any breach of any representation, warranty or covenant of Client under this Agreement, or (iii) any disclosure of patient identifiers to AMS in violation of applicable law or hospital procedures. Client shall conduct such defense with attorneys selected by it at its expense, and shall have sole control over the conduct of such defense. AMS shall promptly notify Client of any asserted or threatened claim that may be subject to this indemnity, and shall cooperate with Client in conducting the defense.

   (c) Provided Client promptly notifies AMS of any asserted or threatened claim that may be subject to this indemnity, and cooperates with AMS in conducting the defense, AMS shall defend (or in AMS's discretion settle), indemnify and hold Client harmless from all losses, damages, costs, and expenses, including without limitation attorney's fees and court costs, arising from or in connection with any third party claim of copyright, patent or trade secret infringement under United States law resulting from Client's use of the System in accordance with this Agreement. AMS shall conduct such defense, at its expense, with attorneys selected by it, and shall have sole control over the conduct of such defense and all settlement negotiations. AMS shall not have any liability under this Section 15(c) if a claim of infringement is based in whole or in part upon (i) the modification of the Licensed Software or Licensed Data by anyone other than AMS or (ii) the use of the System, or any portion thereof, (aa) outside the scope of the license granted hereunder; (bb) in combination with other hardware, software or data not furnished by AMS; (cc) in practicing any infringing process; or (dd) in a manner for which it was not designed or specified by AMS. If, as a result of a claim of infringement for which client is entitled to indemnity hereunder, AMS is enjoined from using the System, or if AMS believes that such injunction is likely or that the System is likely to become the subject of a claim of infringement, AMS may, in its sole discretion and at its expense, procure for client the right to continue to use the System, replace or modify the System so as to make it noninfringing, or terminate this Agreement and refund the unamortized portion of the license fees previously paid by Client for the use of the System. Calculation of the unamortized portion of the license fees shall be based upon three (3) years' straight line depreciation. If the claim of infringement affects only a portion of the System, then AMS's obligations described in the preceding two sentences shall apply only to the item(s) affected. This Section 15(c) states the entire and exclusive obligation of AMS to Client for any claim of infringement relating to the System. The provisions of this Section 15(c) shall survive termination of this Agreement.

16. Confidentiality.

   (a) "Confidential Information" means all nonpublic information provided to or learned by Client, its agents, staff or employees in connection with the activities contemplated by this Agreement, whether in tangible or intangible form, including, without limitation, all computer programs (whether in source or object code), flow charts, algorithms, data, databases, rules, templates, forms, protocols, methodologies, procedures, techniques and approaches relating to the System, the System Documentation, AMS's prices, fees and payment terms and Client's patient records. Confidential Information shall not include information already known to a party at the time of disclosure, as shown by the party's records, information which has been publicly disclosed in a lawful manner, or information which is rightfully received from a third party in a lawful manner. Statistical summary results of Patient records that do not reveal individual patient identifying information shall not be confidential information.

   (b) Each party shall hold in strict confidence and not disclose the other's Confidential Information to any third party, except for disclosure to third party consultants who are retained by the Client from time to time as part of the Client's medical staff. Client shall disclose Confidential Information only to its employees, medical staff and third party consultants who (i) have signed a confidentiality agreement with Client and (ii) need to know such Confidential Information to adequately perform their responsibilities under this Agreement or to use the System as contemplated by this Agreement. Such written confidentiality agreements signed by each of Client's employees, medical staff and third party consultants who will require access to AMS's Confidential Information will be reasonably acceptable to AMS and, at a minimum, will protect AMS's Confidential Information in a substantially similar manner to Client's own confidential information. Client will provide copies of all such confidentiality agreements upon AMS's request. Client is responsible for ensuring the compliance of its employees, medical staff and third party consultants with the foregoing confidentiality obligations. In the event that the FDA or other regulatory body or any court requires information from Client that might reasonably fall within the above definition of AMS's Confidential Information, Client shall notify AMS in writing at least ten (10) days prior to the proposed disclosure and AMS, in consultation with Client, shall determine the appropriate steps in order to adequately safeguard AMS's Confidential Information, including, without limitation, in the case of a proceeding in a court or other tribunal, obtaining a protective order. Nothing in the foregoing shall limit AMS's right to use the Licensed Data described in Section 8 in accordance with the terms of that Section.

17. Term and Termination.

   (a) The term of this Agreement shall begin on The effective date set forth at the end of this Agreement (the "Effective Date") and shall continue in effect unless terminated pursuant to this Section 17.

   (b) Commencing with the first full calendar year of this Agreement, following payment of the Total System Fee, either party may terminate this Agreement effective at the end of any calendar year by delivering written notice to the other party at least ninety (90) days prior to the end of such year.

   (c) Client may terminate this Agreement upon written notice to AMS if AMS has not delivered its Notice of Installation of the System (exclusive of Standard Interface Software) within one-hundred eighty (180) days after the estimated date set forth on the Purchase Schedule and such delay is caused solely by AMS. In such case, Client shall be entitled to a refund of the Licensed Software and Purchased Equipment fees paid by Client to

AMS hereunder, provided that the items of Purchased Equipment are first returned to AMS.

   (d) AMS may terminate this Agreement by written notice to Client:

         (i) effective ten (10) days after Client's receipt of such notice, if Client exceeds the scope of any of the Licenses granted hereunder and does not cure the same within such ten (10) day period or fails to comply with the provisions of Section 16;

         (ii) effective thirty (30) days after Client's receipt of notice, in the event that Client (A) fails to make any payment required under this Agreement when due, or (B) defaults on any other material obligation or covenant or breaches any material representation or warranty hereunder; if Client has not cured such default within such thirty (30) day notice period.

   (e) Without limiting any right of termination described above, AMS may terminate any sublicense granted hereunder ten (10) days after delivery of notice to Client if Client has exceeded the scope of the sublicense and does not cure the same within such ten (10) day period.

18. Consequences of Termination.

   (a) The Licenses granted hereunder shall automatically terminate when either AMS or Client terminates this Agreement.

   (b) Promptly after termination, Client shall:

         (i) discontinue use of and return to AMS all copies of the Licensed Software, together with all copies of System Documentation and all other materials respecting the Licensed Software;

         (ii) purge all copies of the Licensed Software and all portions thereof from Client's Purchased Equipment and from any storage medium or device in which Client may have placed such material; and

         (iii) certify in writing to AMS that Client has complied with all of its obligations under this Section 18.

   (c) Termination of this Agreement shall not relieve Client of its obligations to AMS that arose prior to termination or that survive termination, including, without limitation, its obligations to pay all monies due and owing under this Agreement. All such amounts shall be paid no later than ten (10) days following termination.

19. Dispute Resolution.

   (a) Disputes under any provision of the Computer System Agreement (including any schedules, addenda or exhibits thereto) not resolved between the Client and AMS within 10 days shall be resolved in accordance with the following procedures. The parties shall refer the dispute to the Chief Executive Officer of each party, who shall have authority to resolve the dispute between the parties. Such executives shall use all reasonable efforts to confer in person or by telephone within 48 hours after referral of a dispute, and thereafter as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 10 days of referral of the dispute to such executives, the parties shall proceed in accordance with Sections 19(b)-(d). All negotiations pursuant to this paragraph are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

   (b) If the efforts described in the preceding paragraph fail to resolve the dispute, the parties shall institute binding arbitration proceedings pursuant to the Commercial Arbitration Rules of the American Arbitration Association, provided that this provision shall not apply if a third party which is a necessary party to the arbitration refuses to participate. The arbitrators will have the power to award any legal or equitable remedy, including without limitation, specific performance. Arbitration will be conducted in a mutually agreeable location. Arbitration will not be a condition to a party's exercise of its termination rights under this Agreement.

   (c) Each party will have the same discovery rights as are afforded under the Federal Rules of Civil Procedure, including such discovery of third parties as is necessary to resolve the controversy. Each party shall bear its own costs (e.g., filing, attorney and expert witness fees) and shall share equally the costs of the arbitration (e.g., arbitrator, court reporter and hearing room fees). The arbitration will be conducted by three arbitrators, one of whom will be specified in writing by each party within five (5) business days of either party's receipt of the other party's demand for arbitration, and one of whom will be chosen by the other two, or, if the other two fail to choose the third within five (5) business days of their designation by the parties, by the American Arbitration Association. The arbitrators shall provide detailed, written findings of fact and conclusions of law to the parties in support of any award or decision the arbitrators make.

   (d) Notwithstanding the foregoing, either party may seek a preliminary injunction or other provision of judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Section 19.

20. General.

   (a) AMS shall accept risk of loss on all Purchased Equipment and Licensed Software until the same has been delivered to Client. Client shall be responsible for all freight, shipping, insurance and handling charges.

   (b) If no due date is set forth in this Agreement or the relevant invoice, payment for goods or services rendered by AMS in connection with this Agreement shall be made by Client within 30 days of receipt of the relevant invoice.

   (c) The obligations of either party hereunder (other than the obligation to make any payment hereunder) shall be excused in the event of labor disturbances, riots, acts of war or terrorism, fires, power surges or power failures, governmental acts, acts of God, fires, floods, failure of third-party suppliers to deliver, or any other cause beyond the control of such party, for so long as such cause for non-performance exists.

   (d) This Agreement, including the Purchase Schedule and all other schedules, addenda and exhibits referenced in this Agreement or in the Purchase Schedule, contains the entire Agreement between AMS and Client concerning the subject matter hereof and supersedes all prior and contemporaneous proposals, discussions, understandings and all other agreements or representations, oral and written, between the parties relating to the subject matter hereof.

   (e) In addition to the provisions that by their terms survive, the provisions contained in Sections 11-16 and Section 19 shall survive termination of this Agreement.

   (f) All notices required by this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered by (i) hand, (ii) certified mail, return receipt requested, (iii) U.S. Express Mail, (iv) overnight courier service, or (v) facsimile (confirmed by U.S. Express Mail or overnight courier service) addressed to the other party at the address or facsimile number set forth herein on the Purchase Schedule, or at such address or facsimile number as to which such party from time to time may give proper notice to the other party. Notices shall be deemed to have been received: if hand delivered, when so delivered; five days after deposit as certified mail; on the date scheduled for delivery if sent by courier; and on the date shown on the report generated by the sending machine if sent by facsimile. All notices shall be effective upon receipt or, if later, deemed receipt.

   (g) The parties irrevocably agree that service of process by mail as provided in Section 20(f) shall be sufficient service for personal jurisdiction of the party so served.

   (h) If any provision of this Agreement or any portion thereof is declared invalid or unenforceable, such provision shall be limited and construed so as to make it enforceable consistent with the parties' manifest intentions or, if such limitation or construction is not possible, such provision will be deemed stricken from this Agreement. In such event, all other provisions of this Agreement will remain in full force and effect, unless such enforcement would result in an injustice or be inconsistent with the purposes of this Agreement.

   (i) This Agreement may be assigned by either party with the prior written consent of the other party, provided that no written consent is necessary if the assignment is to an entity controlled by, controlling or under common control with the party making the assignment.

   (j) No waiver of any term of this Agreement shall be valid unless in a writing signed by the party against whom the waiver is sought to be enforced. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time hereafter.

   (k) Nothing in this Agreement is intended to create a relationship between AMS and Client other than that of independent contractors and neither party, nor any of its employees or staff, shall be construed to be the agent, employee or representative of the other.

   (l) This Agreement may not be modified, altered or amended except by a written instrument executed by both parties.

   (m) This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the District of Columbia.

   (n) Client acknowledges that the unauthorized use or distribution of any portion of the Licensed Software, Manual or Standard Interface Software, or a violation of the provisions of this Agreement relating to the protection of Confidential Information would cause AMS irreparable harm, and agrees that AMS would be entitled to injunctive relief prohibiting such unauthorized use or distribution, or such breach, in addition to any other right or remedy AMS might have in law or equity.

   (o) The Purchase Schedule and all other schedules, addenda and exhibits indicated in the Purchase Schedule are incorporated into this Agreement by this reference.

The parties have executed this Agreement by their duly authorized representatives, effective as of the date of the last to sign as set forth below.

CLIENT
THE GEORGE WASHINGTON UNIVERSITY

2300 I Street, N.W.
Suite 713
Washington, D.C. 20037


- -----------------------------
Phone Number

- -----------------------------
Facsimile Number

By:__________________________
Print Name:__________________
Title:_______________________

Date:________________________


APACHE MEDICAL SYSTEMS, INC.


1650 Tysons Boulevard
Suite 300
McLean, VA 22102


Phone No.: (703) 847-1400

Facsimile No.: (703) 847-1401

By:__________________________
Print Name:__________________
Title:_______________________

Date:________________________

                               Purchase Schedule
                        to the Computer System Agreement
                  between APACHE Medical Systems, Inc. ("AMS")
                and The George Washington University ("Client")



ITEM DESCRIPTION                                            PRICE/FEE
1. APACHE III Management System
       Application Programs, including;
         Clinical Decision Support,
         Utilization Monitor,
         On-Site Research, and
         Ad-Hoc Reporting.
2. Supporting Software and Purchased Equipment:
         See itemized list on next page.
3. Integration and Installation Services:
4. Training and Implementation Services:
5. Standard Interface Software:


                        TOTAL SYSTEM FEE:                    INCLUDED


6. Annual System Support Fee for thirty-six months:          Included


PAYMENT SCHEDULE:

The Total System Fee (items 1 - 5 above) is included as a part of the Agreement Between The George Washington University and APACHE Medical Systems, Inc.

The annual System Support Fee (item 6 above) for thirty-six (36) months from Notice of Installation (excluding Standard Interface Software) is included as a part of the Agreement Between The George Washington University and APACHE Medical Systems, Inc. After the expiration of the thirty-six month period, the annual System Support Fee will be payable at the beginning of each calendar year for the following year. The fee for System Support shall be at AMS' current standard System Support rates.

DATE OF NOTICE OF INSTALLATION OF THE SYSTEM (EXCLUSIVE OF INTERFACES):

Notice of Installation occurred on November 18, 1993.

LIMITATION ON GRANT OF LICENSE:

The continued use of the System by Client beyond the expiration of the thirty-six (36) month period from Notice of Installation (excluding Standard Interface Software) requires Client to obtain Annual System Support at AMS' current standard System Support rates.

ITEMIZED SUPPORTING SOFTWARE AND PURCHASED EQUIPMENT:

External Mass Storage
     1.05 GB External SCSI Disk
     5 GB 8 mm Tape Drive
     644 MB CD-ROM Drive
Print Server Option Pack
     SPARC Printer
     NEWSprint Software
     SBUS Printer Card
Telebit V.32bis 14400 bps Modem
SPARCstation classic with:
     16" Color Monitor
     8 MB Memory
     207 MB Internal SCSI Drive
     1.44 MB Floppy Disk Drive
     16 MB Memory Expansion
Country Kit with;
     Keyboard
     Mouse
     Cables
Sun OS Software Media
Sun OS License, 2 users
Motif Runtime Software License


OPERATING SYSTEM: Sun OS and OSF Motif

DESCRIPTION OF CLIENT INFORMATION SYSTEMS FOR WHICH AMS WILL PROVIDE STANDARD INTERFACE SOFTWARE WITH THE SYSTEM: SMS Admission, Discharge &
Transfer System ("ADT") and Cerner Laboratory System

SUBLICENSED SUPPORTING SOFTWARE: Sublicensed Oracle Corporation programs are:
Relational Data Base Management System (RDBMS), SQL*Forms, Transaction Processing Option, SQL*Plus and SQL*Net. Non-Oracle Corporation sublicensed programs are: Sybase SQR Report Writer; Open Software Foundation Motif; and IXOS Software GMBH, iXVIEW/SQL.

"Sun OS", "SPARCstation" and "SPARCserver" are trademarks of Sun Microsystems, Inc.

THE FOLLOWING SCHEDULES ARE INCORPORATED IN THE COMPUTER SYSTEM AGREEMENT, IN ADDITION TO THIS PURCHASE SCHEDULE: None

DEFINITION OF STATED USE:

Specific
Number of Beds: 20
Number of Servers: 1
Number of Non-Server
Workstations: 0
Number of Client's ICUs:  1
Location of Client's ICU(s): The George Washington University Hospital
                             901 23rd Street
                             Washington, D.C. 20037


CONTACT AND ADDRESS FOR NOTICES:
TO AMS:
APACHE Medical Systems, Inc.
1650 Tysons Boulevard
Suite 300
McLean, VA 22102
Attention: Karen Erikson
Phone No: (703)847-1400
Facsimile No: (703) 847-1401

TO CLIENT:
The George Washington University
2300 I Street, N.W.
Suite 713
Washington, D.C. 20037
Attention: John C. LaRosa, M.D.
Phone No:
Facsimile No:

                                                                    ATTACHMENT 4
                                                                    ------------


                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER:      GEORGE WASHINGTON UNIVERSITY

COMPANY:        APACHE MEDICAL SYSTEMS, INC.

SECURITY:       COMMON STOCK

AMOUNT:         25,000 SHARES


In connection with the purchase of the above-listed Securities, the Purchaser represents to the Company, the following:

        (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired all such information about the Company as it deems necessary and appropriate to enable it to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing these Securities for its own account for investment and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended ("Securities Act").

        (b) The Purchaser understands that the Securities have not been registered under the Securities Act nor qualified under any state securities laws, in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein.


        (c) The Purchaser further understands that the Securities may not be sold publicly and must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from registration is available. The Purchaser is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on its investment. The Purchaser understands that the Company is under no obligation to it to register the Securities. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the option of counsel for the Company.

        (d) The Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain public information about the Company; (ii) the resale occurring not less than two (2) years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three (3) years the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein, if applicable.

        (e) The Purchaser recognizes that no public market exists for the Securities, and no representation has been made to the Purchaser that such public market will exist in the future. The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, it would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied. It understands that the Company is under no obligation to it to make Rule 144 available.

        (f) The Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available from such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                   GEORGE WASHINGTON UNIVERSITY



                                   ----------------------------------

                                   By: ------------------------------

                                   Its: -----------------------------


Date:               , 1994
     ---------------

                                  ATTACHMENT 5

A.    REPRESENTATIONS AND WARRANTIES OF AMS

      AMS represents and warrants, as follows:

      1. AMS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with a principal place of business presently located in McLean, VA.

      2. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof will conflict with or result in the breach of any term, condition or provision of the Certificate of Incorporation, or By-Laws of AMS, or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, commitment or instrument to which AMS is a party or by which it or its assets or properties is bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute of default) thereunder.

      3. There is no suit, claim, action, litigation or proceeding, administrative or judicial or governmental investigation, pending or to the best knowledge of AMS threatened, against AMS or involving any of its properties and assets, including without limitation, any claim, proceeding, or litigation for the purpose of challenging, enjoining or prevention the execution and delivery of this Agreement, the performance of the terms and conditions hereof or the consummation of the transaction contemplated hereby. To the best knowledge of AMS, there is no reasonable basis upon which any suit, claim, action, litigation, proceeding or investigation could be brought or initiated. AMS is not subject to or in default under any order, writ, injunction, or decree of any court or governmental authority.

      4. This Agreement is and will be the legal, valid and binding obligation of AMS enforceable against it in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' right generally and the that the remedy of specific performance and injunctive or other equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

      5. AMS represents and warrants to the University that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action.

(ATTACHMENT 5, CONTINUED)


B.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNIVERSITY

      The University represents and warrants as follows:

      1. The University is a not-for-profit corporation duly organized, validly existing, and in good standing under the laws of the District of Columbia, with a principal place of business located in the District of Columbia.

      2. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, will conflict with or result in the breach of any term, condition or provision of the Certificate of Incorporation, or By-Laws of the University or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, commitment or instrument to which the University is a party or by which it or its assets or properties is bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

      3. There is no suit, action, litigation or proceeding, administrative or judicial, or governmental investigation, pending or to the best knowledge of threatened, against or involving any of its properties and assets, including without limitation, any claim, proceeding, or litigation for the purpose of challenging, enjoining or preventing the execution and delivery of this Agreement, the performance of the terms and conditions hereof or the consummation of the transaction contemplated hereby. To the best knowledge of the University, there is no reasonable basis upon which any suit, claim, action, litigation, proceeding or investigation could be brought or initiated. The University is not subject to or in default under any order, writ, injunction, or decree of any court or governmental authority.

      4. This Agreement is and will be the legal, valid and binding obligation of enforceable against it in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' right generally and that the remedy of specific performance and injunctive or other equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

      5. The University represents and warrants to AMS that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action.

                                  ATTACHMENT 6



                          APACHE MEDICAL SYSTEMS, INC.


                      PROPRIETARY INFORMATION, INVENTIONS,
                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT


       I recognize that APACHE MEDICAL SYSTEMS, INC., a Delaware corporation, together with its subsidiaries and affiliates (collectively, the "Company"), is engaged in a continuous program of research, development and production respecting its business, present and future.

     I understand that:

     A. As part of my employment by the Company, I am expected to make new contributions and inventions of value to the Company;

     B. My employment creates a relationship of confidence and trust between me and the Company with respect to any information:

        (1) Applicable to the business of the Company; or

        (2) Applicable to the business of any client or customer of the Company, which may be made known to me by the Company or by any client or customer of the Company, or learned by me in such context during the period of my employment.

     C. The Company possesses and will continue to possess information that has been created, discovered, developed, or otherwise become known to the Company (including, without limitation, information created, discovered, developed, or made known by me during the period of or arising out of my employment by the Company) and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is or may become engaged. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, structures, formulas, data and know-how, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, customer lists and information about the Company's employees and/or consultants (including without limitation, the compensation, job responsibility and job performance of such employees and/or consultants).

     D. As used herein, the period of my employment includes any time in which I may be retained by the Company as a director or consultant.

     In consideration of my employment or if I am already an employee of the Company, any continued employment and the sum of ten dollars ($10) and other good and valuable consideration, receipt of which is hereby acknowledged, as the case may be, and the compensation received by me from the Company from time to time, I hereby agree as follows:

     1. OWNERSHIP OF PROPRIETARY INFORMATION. All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith, including but not limited to the right to make application for statutory protection. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company and only for the benefit of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use (a) information in the public domain not as a result of a breach of this Agreement and (b) my own skill, knowledge, know-how and experience to whatever extent and in whatever way I wish, in each case consistent with any obligations as an employee of the Company.

     2. SOLE EMPLOYMENT. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business other than for the Company.

     3. DELIVERY OF DOCUMENTS AND DATA. In the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents and data of any nature pertaining to my work with the Company, I will not take with me or deliver to anyone else any documents or data of any description or any reproduction of any description containing or pertaining to any Proprietary Information and I will sign and deliver the "Termination Certification" attached hereto as Exhibit B.

     4. DISCLOSURE OF INVENTIONS. I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, techniques, know-how, and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment (whether or not during normal working hours) which are related to or useful in the actual or anticipated business of the Company, or result from tasks assigned me by the Company or result use of premises or equipment owned, leased or contracted for by the Company (all said improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, techniques, know-how, data, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications shall be collectively hereinafter called "Inventions.").

     5. ASSIGNMENT OF AND ASSISTANCE ON INVENTIONS. I hereby assign to the Company any rights I may have or acquire in all Inventions and agree that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. I further agree to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries, and to that end I will execute all documents necessary:

        (a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters, patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

        (b) to defend any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     In the event the Company is unable, after reasonable effort, to secure my signature on any patent, copyright or other analogous protection relating to any Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyrights or other analogous protection thereon with the same legal force and effect as if executed by me (and this appointment shall be deemed to be coupled with an interest and irrevocable). My obligation to assist the Company in obtaining and enforcing patents and copyrights for such Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

     I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are being created at the instance of the Company and are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101). If such laws are inapplicable or in the event that such works, or any part thereof, are determined by a court of competent jurisdiction not to be a work made for hire under the United States copyright laws, this agreement shall operate as an irrevocable and unconditional assignment by me to the company of all copyrights throughout the world, including the right to prepare derivative works and the right to all renewals and extensions) in such works in perpetuity.

     6. PRIOR INVENTIONS. All improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, techniques, know-how and data relevant to the subject matter of my employment by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company shall be deemed "Inventions" for the purposes of this Agreement except as set forth on Exhibit A hereto.

     7. NO BREACH OF DUTY. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not, and to the best of my present knowledge and belief, will not breach any agreement or duty to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith. I am not at the present time restricted from being employed by the Company or entering into this Agreement.

     8. NO PRIOR EMPLOYER PROPERTY. I understand as part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment by the Company, that I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless I or the Company have obtained written authorization from the former employer for their possession and use.

     Accordingly, this is to advise the Company that the only materials or documents of a former employer which are not generally available to the public that I will bring to the Company or use in my employment are identified on Exhibit A attached hereto, and as to each such item, I represent that I have obtained prior to the effective date of my employment with the Company written authorization for their possession and use in my employment with the Company.

     I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality or duty that I have to former employers, and I agree that I shall fulfill at such obligations during my employment with the Company.

     9. NON-SOLICITATION. During the term of my employment by the company, and for twelve months thereafter, I shall not, directly or indirectly, without the prior written consent of the Company solicit or induce any employee of the Company to leave the employ of the Company or hire for any purpose any employee of the Company or any employee who has left the employment of the Company within six months of the termination of said employee's involvement with the Company.

     10. AGREEMENT NOT TO COMPETE. I agree that during the period of my employment with the Company and for a period of three (3) years thereafter (the "Non-Compete Period"), I will not, directly or indirectly (whether as an owner, stockholder, partner, lender, investor, director, officer, employee, consultant or otherwise) own, manage, control, participate in, consult with, render services for, or otherwise engage in, any competitive business, or solicit or assist any other person (corporate, natural or other) to engage in any such activity (the "Non-Compete"). "Competitive business" means developing, selling, licensing or otherwise merchandising computer programs, databases and related manuals, service and knowhow, for the purpose(s) of: (i) managing the quality and utilization of patient care or related services using risk-adjusted outcomes measures; and (ii) assessing and/or predicting the mortality and other treatment outcomes of hospital patients or outpatients; or (iii) otherwise recording patient health factors in connection with predicting their treatment or managing clinical productivity using risk-adjusted outcomes measures. If the Company expands the scope of its business during my employment period, the definition of competitive business shall be revised. Such revision shall be mutually agreeable amongst the Company and myself. This Non-compete is intended to apply to the territories where the Company now operates, as well as those the Company may enter during the Non-compete Period. If I have any proposed activity which may fall within the scope of this Non-compete, I shall provide the Company with a reasonable specific description of the proposed activity, and shall negotiate in good faith to determine if we can arrive at a mutually agreeable definition of activities which do not conflict with this Non-compete. Ownership of not more than 1% or the outstanding securities of any class of any corporation that are listed on a natural securities exchange or traded in the over-the-counter market shall not be considered a breach of this Paragraph 10.

      I recognize, understand, agree and acknowledge that the Company has a legitimate and necessary interest in protecting its goodwill and Proprietary Information. I further affirm, represent, and acknowledge that in the event of my termination of employment with the Company, my experience and capabilities are such that the enforcement of this Agreement will not prevent me from obtaining employment in another line of business different from that carried on by the Company and permitted under this Agreement. I further affirm, represent and acknowledge that I have received valuable consideration for entering into this Agreement.

      11. NO EMPLOYMENT AGREEMENT. I agree that the Company is not by reason of this Agreement obligated to continue me in its employment.

      12. REMEDIES FOR BREACH. I agree that any breach of this Agreement by me would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent or redress the violation of my obligations hereunder.

     13. SEPARABILITY. If any provision hereof shall be declared unenforceable for any reason, such unenforceability shall not affect the enforceability of the remaining provisions of this Agreement. Further, such provision shall be reformed and construed to the extent permitted by law to that it would be valid, legal and enforceable to the maximum extent possible.

     14. EFFECTIVE DATE. This Agreement shall be effective as of the first day of my employment with the Company, namely
_______________________________________________________.

     15. ASSIGNABILITY. This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators, shall inure to the benefit of the Company, its successors, and assigns, and shall survive the termination of my employment by the Company, regardless of the manner of such termination.

     16. APPLICABLE LAW. This Agreement shall in all respects be governed by, and contained and enforced in accordance with the laws of the State of Delaware.


Date:_________________________     By:_____________________________
                                         (Signature)
                                   Name:___________________________
                                         (Print Name)





ACCEPTED AND AGREED TO:

APACHE MEDICAL SYSTEMS, INC.

By:___________________________________
Name:_________________________________
Title:________________________________

                                   EXHIBIT A



APACHE MEDICAL SYSTEMS, INC.
1901 Pennsylvania Ave., N.W., Suite 900
Washington, D.C. 20006




Gentlemen:

      1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by you (the "Company") which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company which shall not be deemed "Inventions" for purposes of the foregoing Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement:


         ____________   No inventions or improvements

         ____________   See below

         _____________________________________________________________

         _____________________________________________________________

         _____________________________________________________________

         _____________________________________________________________

         _____________________________________________________________

         _____________________________________________________________

         ____________   Additional sheets attached


     2. I propose to bring to my employment the following materials and documents of a former employer which are not generally available to the public, which materials and documents may be used in my employment:


         ____________   No materials

         ____________   See below

         _____________________________________________________________

         _____________________________________________________________

         _____________________________________________________________

         _____________________________________________________________

         _____________________________________________________________

         ____________   Additional sheets attached.


     The signature below confirms that my continued possession and use of these materials is authorized by my former employer.


Date:_________________________     By:_____________________________
                                         (Signature)
                                   Name:___________________________
                                         (Print Name)

                                  ATTACHMENT 7



         The following performed work on or related to APACHE III Products but did either not execute an agreement substantially as described in Section 9 or the University cannot confirm from its records that such agreements were executed:

                                   Paul Bastos
                                   Elizabeth A. Draper
                                   Rosemarie B. Hakim
                                   Angelica Kasprzak
                                   Theodore Lotring
                                   Michael W. Lyons
                                   Diane Reba
                                   Janet Smith
                                   Juan Vegarra

                                                                    ATTACHMENT 8
                       NOTICES, INSTRUCTIONS AND WARNINGS



[THE BOLDFACE "NOTICE" WILL BE ADDED TO THE SCREEN TO APPEAR EACH TIME THE SYSTEM BOOTS UP]

   REQUIRED USE FOR THE APACHE(Registered Trademark) III MANAGEMENT SYSTEM

NOTICE: DO NOT ATTEMPT TO ACCESS OR USE THE APACHE III SYSTEM UNLESS YOU HAVE COMPLETED AN APACHE III TRAINING SESSION AND THOROUGHLY READ THE APACHE III USER'S MANUALS.

[THE FOLLOWING POINTS ARE COVERED IN THE COMPUTER SYSTEM AGREEMENT AND WILL ALSO BE INCLUDED IN THE WRITTEN TRAINING MATERIALS.]

o The APACHE III system is intended for use as a decision support system only. Although the system provides information that may enhance the quality of clinical reasoning, it is not a substitute for the professional judgment of a clinician. In no event should information provided by the system be the sole basis for clinical decision-making.

o Information generated by the APACHE III system should not be relied upon as the sole or primary basis for peer review or performance evaluations of physicians or other personnel who use the system. While comparisons of risk predictions generated by the APACHE III system with actual patient outcomes may provide useful information for quality improvement and quality assurance and can suggest areas for further study, such comparisons should not be relied upon as a primary or sole basis for drawing conclusions concerning individual competence or performance.

[THE FOLLOWING POINTS ARE COVERED VERBALLY BY THE TRAINING INSTRUCTOR AND WILL BE INCLUDED IN THE WRITTEN TRAINING MATERIALS.]

o The APACHE III database consists of historical records that are updated periodically. As a result, the treatment it represents is by definition out of date. In practical terms, therapy for most illnesses has not changed substantially since the records were collected. The system may give misleading risk estimates, however, for patients with diseases for which recent treatment advances have markedly cut mortality, length of stay or other outcome measurements.

o For patients with rare conditions or with unusual presentations of common conditions, risk may not be accurately estimated by this or other analytic techniques.

o Predictive estimates must always be placed in an appropriate clinical context. A risk estimate for a critically ill patient whose clinical status is rapidly changing is unlikely to remain constant.

o Before risk predictions provided by the system are utilized in clinical decision-making, the clinician should verify the accuracy of patient data entered into the system by; (a) evaluating the magnitude of the confidence intervals quantifying the uncertainty of the point estimates;
      (b) reviewing the total number of patients in the database within the patient's specific disease category; and (c) carefully scrutinizing selection and other potential confounding biases.

o The risk estimates are derived entirely from the experience of ICU patients; therefore the system calculates mortality risk based on the assumption that the patient is currently receiving ICU care.

o Computer programs are rarely error-free. It is possible that the APACHE III system installed at your facility contains programming errors that may affect the accuracy of risk predictions.

                       Apache(Registered Trademark) III
                           COMPUTER SYSTEM AGREEMENT

    This Computer System Agreement ("Agreement") is between APACHE Medical Systems, Inc. ("AMS") and the client identified on the signature page below ("Client").

   AMS has developed certain computer software programs and computer systems for use by hospitals in managing intensive care units or monitoring the usage and performance of such units, or both. Client wishes to acquire such a computer system from AMS. Therefore, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Definitions.

   Certain terms used in this Agreement are defined as set forth below; other terms are defined in the body of this Agreement (including Schedules). All references to "Schedules" are references to Schedules to this Agreement. All references to "this Agreement" shall include all Schedules, addenda and exhibits to this Computer System Agreement which are referenced herein or in the attached Purchase Schedule.

   "Application Programs" shall mean the APACHE III Management System software modules indicated in the Purchase Schedule, including the database dictionary and data entry screens, and System Documentation.

   "ICU" shall mean a collective reference to intensive care and step-down care units, collectively.

   "Implementation Guide" shall have the meaning ascribed to it in Section 6(a)

   "Installation Dates" shall mean (i) the date on which Notice of Installation is delivered to Client for the System (excluding the Standard Interface Software modules) and, (ii) the date on which Notice of Installation is delivered to Client for the Standard Interface Software.

   "Client's ICU" shall mean Client's specific ICU (or ICUs) contemplated by this Agreement, as indicated in the Purchase Schedule under "Stated Use."

   "Licensed Data" shall have the meaning ascribed to it in Section 8(a).

   "Licensed Software" shall have the meaning ascribed to it in Section 3(a).

   "Manual" shall mean the APACHE III Management System user guides, as the same may be amended by AMS from time to time.

   "Notice of Installation" shall mean the notice that AMS will deliver to Client apprising Client that (i) AMS has completed the installation and testing of the System (excluding the Standard Interface Software modules) and, (ii) AMS has completed the installation and testing of the Standard Interface Software, respectively.

   "Operating System" shall mean the operating system software identified on the Purchase Schedule.

   "Purchased Equipment" shall mean the computer hardware identified on the Purchase Schedule.

   "Standard Interface Software" shall mean APACHE III Management System Admission, Discharge and Transfer ("ADT"), Laboratory and Monitor interface module software which requires that Client's systems provide interfaces compatible with the Standard Interface Software Specifications.

   "Standard Interface Specifications" shall mean the technical requirements for the Standard Interface Software.

   "Stated Use" shall mean use of the Licensed Software only (i) on the Purchased Equipment for the sole purpose of running the Application Programs,
(ii) for Client's internal business purposes, and (iii) in accordance with the limitations with respect to number of beds, servers, non-server workstations and number and address of ICUs indicated on the Purchase Schedule.

   "Support Policy" shall have the meaning ascribed to it in Section 9(a).

   "Enhanced Support" shall have the meaning ascribed to it in Section 9(c).

   "Supporting Software" shall mean the Third Party Vendor software sublicensed to Client as indicated on the Purchase Schedule.

   "System" shall mean the APACHE III Management System, which shall include the Purchased Equipment, the Application Programs, the Operating System, the Supporting Software and, the Standard Interface Software provided by AMS to Client under this Agreement.

   "System Documentation" means the Manual, Standard Interface Specifications, documentation entitled "Support Policy", Training Materials and Implementation Guide concerning the features, functions or operation of the System, as the same may be amended or supplemented by AMS from time to time.

   "Third Party Vendors" shall mean Oracle Corporation ("Oracle"), Sun Microsystems, Inc. ("Sun") and any other developer or distributor of Supporting Software or of the Operating System sublicensed hereunder.

   "Total System Fee" shall mean the total system fees indicated on the Purchase Schedule.

   "Training Materials" shall have the meaning ascribed to it in Section 6(d).

2. Sale of Purchased Equipment.

   AMS hereby agrees to sell, and Client agrees to buy, the Purchased Equipment. Upon delivery of the Purchased Equipment to Client, the title to the Purchased Equipment shall transfer to Client. Client grants and AMS reserves a purchase money security interest in the Purchased Equipment until AMS receives Client's full payment of the Total System Fee. [Begin strikeout text] Client appoints AMS or its agent as Client's attorney-in-fact to sign and file such UCC financing statements or other documents on Client's behalf, in such public offices as AMS deems appropriate to perfect AMS's security interest. [End strikeout text]

3. Grant of Licenses; Limitations.

   (a) AMS hereby grants the following to Client for use only within the scope of the Stated Use: (i) a non-exclusive, non-transferable license to use the Application Programs; and (ii) non-exclusive, non-transferable runtime sublicenses for the Supporting Software and the Operating System. The Application Programs, Supporting Software, and Operating System shall be referred to collectively herein as the "Licensed Software," and the licenses and sublicenses therefor shall be referred to collectively herein as the "Licenses." This license grant does not include the right to grant sublicenses.

   (b) All Licensed Software shall remain the exclusive property of AMS or the relevant Third Party Vendor. Client agrees to use the Licensed Software only on the terms and conditions set forth in this Agreement.

   (c) Client shall not use any Supporting Software: (i) to create tables or alter tables outside the scope of those necessary to the operation of the Application Programs; (ii) to modify forms created by the Application Programs or to generate new forms, except as necessary to the operation of the Application Programs; or (iii) in any other manner outside the scope of the Application Programs, including, without limitation, for general database management.

   (d) Upon AMS's request, Client shall certify to one or more of the Third-Party Vendors that Client is using the relevant Supporting Software within the scope of the sublicense.

   (e) Client may make up to two (2) archival or back-up copies, of Licensed Software for each site identified on the Purchase Schedule. Such copy or copies shall bear AMS's copyright notice and Third Party Vendors' copyright notices, if applicable, as they appear on the copy of Licensed Software delivered by AMS.

   (f) Client is entitled to one Manual per workstation, as indicated on the Purchase Schedule. Client may obtain additional Manuals at AMS's then-existing fee for such Manuals. The Manuals and all other System Documentation are licensed to Client solely for internal use in connection with the Licensed Software and shall not be reproduced or distributed without AMS's prior written consent.

   (g) Client shall not make any Licensed Software available on any timesharing, service bureau, rental or similar basis. Client shall not disassemble, decompile, decrypt, extract, reverse engineer or attempt to reverse engineer any Licensed Software, nor cause or permit anyone else to do so.

   (h) Only object code is licensed hereby, and the right to modify or enhance any Licensed Software or to prepare any derivative works is expressly excluded. If Client modifies or enhances any Licensed Software, or if

Client combines the Licensed Software with other software, in addition to any other rights and remedies AMS may have, AMS shall be under no obligation to support the Licensed Software and all warranties of Licensed Software under this Agreement shall be null and void. The foregoing shall apply even if Client is a government entity claiming a right to modify the Licensed Software. All modifications to Licensed Software shall be the property of AMS and shall be subject to all of the restrictions contained in this Agreement.

   (i) Client shall not publish the result of any benchmark tests evaluating or reporting the performance of any Supporting Software developed or distributed by Oracle.

   (j) Oracle and Sun require that AMS notify Client that neither the Oracle nor Sun computer software that is being sublicensed to Client nor the Sun hardware that is being sold to Client under this Agreement were specifically developed, manufactured or licensed for use in (i) any nuclear or aviation application, or (ii) in the case of Sun's software and hardware, for use in any life support or weapons systems or other hazardous environments requiring fail-safe controls, or (iii) in the case of Oracle's software, for use in any medical, mass transit or other inherently dangerous application. Neither Oracle nor Sun shall be liable for any claims or damages arising from such use.

   (k) The license grant under Section 3(a) shall include AMS's Standard Interface Software indicated on the Purchase Schedule, provided that Client pays applicable fees indicated on the Purchase Schedule. The Standard Interface Software is designed to permit electronic capture of data from the information systems operated by the Client and specified on the Purchase Schedule, provided such information systems meet the Standard Interface Specifications. Client shall make available adequate support from the manufacturers or developers of Client's other information systems and access to such systems as may be necessary or desirable to implement the Standard Interface Software.

   (l) If the System is being acquired by or on behalf of the United States government or any other entity seeking or applying rights similar to those customarily claimed by the United States government, the following applies: All Licensed Software, Licensed Data and System Documentation are "restricted computer software" (under FARS 52.227-19) or "commercial computer software" (under DFARS 252.227-7013(c)(ii)) and are hereby licensed with "restricted rights." If the provisions relating to "restricted rights do not apply to all or a portion of the System Documentation or Licensed Data" then such Documentation or Licensed Data or the affected portion is licensed with "limited rights." Utilization of any Licensed Software, Licensed Data and System Documentation shall be subject to the restrictions specified in the applicable Federal Acquisitions Regulations and all other restrictions contained in this Agreement.

4. Pricing and Payment; Taxes.

   (a) Client agrees to pay for the Purchased Equipment and Licensed Software, Standard Interface Software, Integration and Installation, Training and Implementation, System Support, and, if applicable, professional services, all as set forth on the Purchase Schedule, either collectively or under such individual headings.

   (b) Client shall reimburse AMS for its reasonable travel, lodging and meal expenses incurred in connection with the installation and testing of the System, the initial training, any applicable professional services and any additional or subsequent on-site training, and any Enhanced Support (as defined in Section 9(c)).

   (c) Failure by Client to make any payment within 30 days of when such payments are due shall result in the imposition of an interest charge on any unpaid amount at an annual rate equivalent to the lesser of (i) 1 1/2 % per month and (ii) the highest rate allowable by law.

   (d) Client shall pay all sales, use, transfer or other taxes, whether federal, state or local, however designated, with the exception of any taxes based upon the income of AMS, which are levied or imposed by reason of this Agreement or Client's use of the Purchased Equipment or Licensed Software, regardless of whether such taxes are identified on any Schedule or in any invoice, and Client shall indemnify AMS in the event Client fails to pay such taxes. In the event Client claims that it is a tax-exempt organization not subject to certain taxes, Client shall inform AMS in writing of the taxes to which Client's exemption applies. AMS will not invoice Client for such taxes, provided that Client shall indemnify AMS and hold it harmless against any taxes and applicable interest or penalties to the extent not covered by Client's exemption.

Upon request by AMS, Client shall provide AMS with a copy of Client's tax exemption certificate.

5. Installation and Testing of System.

   (a) Client shall be responsible for adequately preparing its facility for installation including, without limitation, providing a suitable location and environment for all equipment, in accordance with applicable manufacturer's standards, testing the local area network ("LAN") to be used in connection with the System, providing the cabling and all other electrical linkages and establishing modem connections with AMS. Client shall provide a dedicated telephone line for access to the System by AMS during the installation process and for so long as this Agreement is in effect.

   (b) AMS shall test the System and shall deliver to Client the Notice of Installation for the System and for the Standard Interface Software, when the System or Standard Interface Software, respectively, is operational.

6. APACHE Coordinator; Training, and System Use.

   (a) Client shall designate the appropriate professional staff with ICU and clinical data collection experience or knowledge to serve as APACHE Coordinator, as set forth in AMS's "Implementation Guide" which describes both required and recommended procedures for installation and implementation of the System. The APACHE Coordinator shall be AMS's primary contact with Client for implementation of this Agreement and installation and operation of the System. AMS shall be entitled to rely on instructions and decisions communicated to it by the APACHE Coordinator.

   (b) AMS shall provide its standard initial on-site training of the APACHE Coordinator and other employees and medical staff designated by Client. The initial training shall begin on a mutually agreeable date.

   (c) ONLY THOSE EMPLOYEES AND MEDICAL STAFF OF CLIENT WHO HAVE RECEIVED TRAINING THROUGH AMS, OR WHO HAVE BEEN CERTIFIED IN WRITING BY CLIENT AS HAVING RECEIVED COMPARABLE IN-HOUSE TRAINING, WILL BE ALLOWED TO ENTER OR VERIFY DATA, OR OTHERWISE USE THE SYSTEM.

   (d) AMS shall provide Client with one set of training manuals for each trainee. Such manuals and all other training materials provided by AMS in connection with the System are referred to collectively in this Agreement as "Training Materials". Client shall be responsible for informing AMS, at least five (5) days prior to the training session, of the number of employees and medical staff who will participate in the training and for ensuring that all such persons receive the Training Materials.

   (e) If Client requests, AMS shall provide additional or subsequent training at AMS's then-applicable rates and pursuant to mutually agreeable arrangements. It is Client's responsibility to maintain adequate and appropriate training levels for its employees and medical staff.

   (f) Client shall be solely responsible for collecting, coding, inputting and assuring the quality of the information necessary to apply the System to analyze patient information for patients treated in Client's ICU who are 16 years or older and who otherwise meet the criteria for inclusion in the System as described in the System Documentation (the "Patients"). The Patients shall be selected in strict accordance with the selection procedures described in the System Documentation, including, without limitation, the procedures for consecutive and random selection set forth therein. Client shall consistently apply the System diagnostic criteria and System data quality assurance procedures, all in accordance with AMS's protocols and procedures as indicated in the Application Programs and System Documentation. Client is solely responsible for the accuracy and completeness of its data.

   (g) The System is intended for use as a decision support system only. Although the System provides information that may enhance the quality of clinical reasoning and provides useful information for quality improvement and quality assurance, it is not a substitute for the professional judgment of a clinician or hospital administrator and in no event should information provided by the System be the sole or primary basis for decision making or clinical reasoning. The notice contained in this paragraph and all other notices contained in this Agreement or in any System Documentation (collectively, "Notices") are incorporated into this Agreement by this reference. Client and its employees and medical staff who have received the training set forth in this Section 6 shall be responsible for conveying the Notices to the rest of Client's employees and medical staff who rely on or use any of the results generated by the System.

7. Initial Pilot Study; Quality Review.

  After the initial on-site training, the parties shall commence a pilot study consisting of data collection on at least: (i) 50 consecutive Patients; or (ii) all consecutive Patients admitted over a six week period; whichever occurs first. Client shall provide such data as directed along with supporting written documentation for a sample of patient medical records selected by AMS in consultation with the APACHE Coordinator, so that AMS can assess the quality of Client's data collection and input activities. AMS may require a second pilot study if quality problems are found in the initial pilot study. AMS shall have the right to conduct additional periodic reviews of data to ensure that Client is properly collecting and inputting data into the System. If AMS determines that the data does not meet the requirements of Section 6(g) and this Section 7, Client shall not publish the results generated by the System from the data (the "Results"), without first complying with the following procedures: Client shall notify AMS in writing at least sixty (60) days prior to its publication of any Results, that it desires to publish such Results and shall provide AMS with the names of the proposed recipients, journal or other document in which the Results would appear, the date of the proposed publication and all other relevant details requested by AMS, along with a copy of the text of the proposed publication. AMS shall have the right to prohibit, restrict or limit publication of the Results, including, without limitation, requiring that Client disclaim the Results in any publication, using disclaimer language acceptable to AMS. Notwithstanding the foregoing, so long as Client provides AMS with the written notice described in this Section 7 and incorporates disclaimer language acceptable to AMS, Client may provide regulatory agencies such as the Food and Drug Administration ("FDA") with Results to the extent necessary to satisfy Client's obligations under applicable law. Nothing herein shall be construed to (i) restrict or limit Client's obligations to comply fully with its responsibilities described in the System Documentation or in this Agreement, including, without limitation, Paragraphs 6(f) and (g) of this Agreement, (ii) create any obligation on or responsibility of AMS for the completeness, appropriateness or accuracy of any data or (iii) permit any publication of any of AMS's "Confidential Information", as that term is defined in Section 16.

8. Data Access.

   (a) In addition to the data transmitted by Client pursuant to Section 7 for quality review purposes, within 30 days of the end of each calendar quarter, Client shall permit AMS to retrieve or Client shall deliver to AMS via modem all data entered into the System; provided that individual patient names, numbers or other patient identification information shall not be included, except as specifically requested by AMS for (i) data review, (ii) bug reporting or (iii) quality assurance purposes. Such data shall be referred to as the "Licensed Data."

   (b) AMS shall have a perpetual, world-wide, royalty-free right and license
(i) to use, in any manner, the Licensed Data and to analyze and incorporate the Licensed Data in databases, reports, scores or scoring systems generated therefrom, and (ii) to create and distribute works and derivative works based on the Licensed Data, in each case provided the confidentiality of patient information is protected as required by law.

9. System Support.

   (a) AMS or its qualified subcontractors shall provide standard System support ("System Support") as described in AMS's written policy and procedures concerning System Support, as the same may be amended from time to time ("Support Policy"). System Support shall include (i) access to telephone consultation 24 hours per day, 7 days per week, (ii) updates, patches, bypasses and other corrections to any of the Licensed Programs that are generally provided to AMS's other clients without additional charge (collectively, "Updates") and (iii) all repairs to or replacement of Purchased Equipment, subject to availability and manufacturers' limitations on maintenance coverage. If appropriate in AMS's sole judgment, AMS shall arrange for on-site support, provided that if AMS concludes that the visit or repairs, or both, resulted from Client's error, omission or negligence, or Client's failure to maintain the System or any component thereof, or from equipment or software not provided by AMS, Client shall reimburse AMS for such visit, including reasonable travel, lodging and meal expenses incurred in connection with such visit and any repairs at AMS's then-applicable rates. If Client's site is located more than 50 miles from the nearest base office of AMS or one of its Third Party Vendors providing on-site support, Client shall be responsible for AMS's or its Third Party Vendors' incremental charge for on-site visits.

   (b) The System Support shall commence upon delivery of the Notice of Installation of the System (excluding the Standard Interface Software) and continue until this Agreement is terminated, provided that AMS shall be under no obligation to provide System Support (other than as may be required to fulfill its warranty obligation under Section 11) if Client fails to pay any periodic System Support Fee within 30 days of when such payment is due as set forth on the Purchase Schedule, including such increases in fees as reflect AMS's then current rates for System Support, not to exceed the Consumer Price Index plus 4% per year.

   (c) All other support which falls outside of the Support Policy ("Enhanced Support") shall be billed at AMS's rates then in effect. Such Enhanced Support shall include, without limitation, reports developed or prepared by AMS other than reports prepared in connection with the initial pilot study.

   (d) AMS shall be under no obligation to provide support services for problems resulting from (i) Client's failure to perform any of its obligations under this Agreement, (ii) Client's use of any portion of the System in violation of any provision of this Agreement, including, without limitation, the provisions governing Stated Use, (iii) Client's neglect or misuse of any portion of the System, or (iv) any other cause beyond the range of normal software and hardware support.

   (e) AMS shall support only the two (2) most current available versions of the Licensed Software programs. If AMS replaces any Licensed Software program with any Update, as defined in Section 9(a), all obligations of AMS hereunder to support the superseded version of the Licensed Software shall cease sixty
(60) days after the date AMS delivers the Update to Client. AMS may, in its sole discretion, from time to time, add additional features to, or otherwise upgrade, the Licensed Software, ("Upgrades"). Upgrades will be provided to Client upon payment of AMS's fee therefor on the terms and conditions agreed to by the parties in writing.

10. Client's Maintenance Obligations.

   In addition to all other responsibilities described in this Agreement, Client shall:

   (a) Regularly back up magnetic storage media (i.e., hard or fixed disks), clean its keyboards, disk drives and other components, and generally perform end-user maintenance tasks, including, without limitation, end-user tasks described in the Support Documentation, and

   (b) Assist AMS in identifying, documenting and rectifying any problems that may occur.

11. Warranty.

   AMS warrants that (i) for ninety (90) days following the Installation Date of the System (excluding the Standard Interface software), and (ii) for ninety
(90) days following the Installation Date of the Standard Interface Software, the System, if used in accordance with the Stated Use and the System Documentation, will operate in substantial conformance with the standards for performance specified in the then-current System Documentation. Such Standards shall be referred to herein as the "System Standards". AMS does not warrant that the System will operate uninterrupted or be error free. This limited warranty shall not apply to the extent any non-conformity to the System Standards arises directly or indirectly from the provision to AMS of inaccurate system configuration information by Client or Client's manufacturers or developers (other than AMS).

12. Disclaimer of Warranties.

  THE WARRANTY SET FORTH IN PARAGRAPH 11 IS THE SOLE AND EXCLUSIVE WARRANTY MADE BY AMS WITH RESPECT TO THE SYSTEM AND SERVICES PROVIDED UNDER THIS AGREEMENT AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

13. Limitations of Liability and Exclusive Remedy.

   (a) NEITHER PARTY SHALL BE RESPONSIBLE TO THE OTHER PARTY FOR ANY LOST PROFITS, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND

(INCLUDING, TO THE EXTENT PERMITTED BY LAW, PUNITIVE OR EXEMPLARY DAMAGES) IN CONNECTION WITH THIS AGREEMENT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

   (b) AMS's liability to Client for any loss whatsoever shall not exceed the aggregate amount of payments by Client to AMS during the twelve (12) months immediately preceding the loss.

   (c) No action, regardless of form, arising out of or under this Agreement may be brought by either party more than one year after the cause of action accrues.

   (d) Section 13(b) notwithstanding, the SOLE AND EXCLUSIVE obligation of AMS and the SOLE AND EXCLUSIVE remedy of Client with respect to the warranty contained in Section 11, shall be, in AMS's sole discretion, for AMS to either
(i) exercise reasonable efforts to cause the System to operate in substantial conformance with the System Standards, or (ii) refund to Client the cost of that portion of the System that is not operating in conformity with the System Standards (or, if the nonconformity renders the System unusable, the cost of the System). This remedy shall not be available to the extent that (i) the System is used other than in accordance with the terms of this Agreement or any System Documentation or is damaged due to Client's error, misuse or neglect,
(ii) the data is not entered properly by Client or is lost, destroyed or is damaged due to Client's error, misuse or neglect, (iii) Client modifies the System, or (iv) the Application Programs are run on software or hardware other than the Supporting Software or Purchased Equipment.

14. No Third-Party Vendor Warranties or Liabilities.

   Neither the Licenses granted hereunder nor any other provision of this Agreement shall be construed to (i) make any warranty, express or implied, on behalf of Third Party Vendors, including, without limitation, any warranty of merchantability or fitness for a particular purpose; or (ii) otherwise create any liability of Third Party Vendors for any damages, whether direct, indirect, incidental, or consequential arising from the use of the Purchased Equipment, the Operating System or Supporting Software. Third Party Vendors shall be third party beneficiaries of this Section 14 and of all other applicable provisions of this Agreement.

15. Indemnification.

   (a) Client and its employees and medical staff shall be solely responsible for all decisions involving patient care, utilization management and peer review. Client shall have no recourse against AMS for any loss, damage, or costs relating to or resulting from the use or misuse of the System.

   (b) Client shall defend, indemnify and hold AMS and its subcontractors and affiliates and each of the Third Party Vendors harmless from all losses, damages, costs, and expenses, including without limitation attorneys' fees and court costs, arising from or in connection with (i) the use or misuse of the System by Client or any component thereof, (ii) any breach of any representation, warranty or covenant of Client under this Agreement, or (iii) any disclosure of patient identifiers to AMS in violation of applicable law or hospital procedures. Client shall conduct such defense with attorneys selected by it at its expense, and shall have sole control over the conduct of such defense. AMS shall promptly notify Client of any asserted or threatened claim that may be subject to this indemnity, and shall cooperate with Client in conducting the defense.

   (c) Provided Client promptly notifies AMS of any asserted or threatened claim that may be subject to this indemnity, and cooperates with AMS in conducting the defense, AMS shall defend (or in AMS's discretion, settle), indemnify and hold Client harmless from all losses, damages, costs, and expenses, including without limitation attorney's fees and court costs, arising from or in connection with any third party claim of copyright, patent or trade secret infringement under United States law resulting from Client's use of the System in accordance with this Agreement. AMS shall conduct such defense, at its expense, with attorneys selected by it, and shall have sole control over the conduct of such defense and all settlement negotiations. AMS shall not have any liability under this Section 15(c) if a claim of infringement is based in whole or in part upon (i) the modification of the Licensed Software or Licensed Data by anyone other than AMS or (ii) the use of the System, or any portion thereof, (aa) outside the scope of the license granted hereunder; (bb) in combination with other hardware, software or data not furnished by AMS; (cc) in practicing any infringing process; or (dd) in a manner for which it was not designed or specified by AMS. If, as a result of a claim of infringement for which client is entitled to indemnity hereunder, AMS is enjoined from using the System, or if AMS believes that such injunction is likely or that the System is likely to become the subject of a claim of infringement, AMS may, in its sole discretion and at its expense, procure for client the right to continue to use the System, replace or modify the System so as to make it non infringing, or terminate this Agreement and refund the unamortized portion of the license fees previously paid by Client for the use of the System. Calculation of the unamortized portion of the license fees shall be based upon three (3) years' straight line depreciation. If the claim of infringement affects only a portion of the System, then AMS's obligations described in the preceding two sentences shall apply only to the item(s) affected. This Section 15(c) states the entire and exclusive obligation of AMS to Client for any claim of infringement relating to the System. The provisions of this Section 15(c) shall survive termination of this Agreement.

16. Confidentiality.

   (a) "Confidential Information" means all nonpublic information provided to or learned by Client, its agents, staff or employees in connection with the activities contemplated by this Agreement, whether in tangible or intangible form, including, without limitation, all computer programs (whether in source or object code), flow charts, algorithms, data, databases, rules, templates, forms, protocols, methodologies, procedures, techniques and approaches relating to the System, the System Documentation, AMS's prices, fees and payment terms and Client's patient records. Confidential Information shall not include information already known to a party at the time of disclosure, as shown by the party's records, information which has been publicly disclosed in a lawful manner, or information which is rightfully received from a third party in a lawful manner. Statistical summary results of Patient records that do not reveal individual patient identifying information shall not be confidential information.

   (b) Each party shall hold in strict confidence and not disclose the other's Confidential Information to any third party, except for disclosure to third party consultants who are retained by the Client from time to time as part of the Client's medical staff. Client shall disclose Confidential Information only to its employees, medical staff and third party consultants who (i) have signed a confidentiality agreement with Client and (ii) need to know such Confidential Information to adequately perform their responsibilities under this Agreement or to use the System as contemplated by this Agreement. Such written confidentiality agreements signed by each of Client's employees, medical staff and third party consultants who will require access to AMS's Confidential Information will be reasonably acceptable to AMS and, at a minimum, will protect AMS's Confidential Information in a substantially similar manner to Client's own confidential information. Client will provide copies of all such confidentiality agreements upon AMS's request. Client is responsible for ensuring the compliance of its employees, medical staff and third party consultants with the foregoing confidentiality obligations. In the event that the FDA or other regulatory body or any court requires information from Client that might reasonably fall within the above definition of AMS's Confidential Information, Client shall notify AMS in writing at least ten (10) days prior to the proposed disclosure and AMS, in consultation with Client, shall determine the appropriate steps in order to adequately safeguard AMS's Confidential Information, including, without limitation, in the case of a proceeding in a court or other tribunal, obtaining a protective order. Nothing in the foregoing shall limit AMS's right to use the Licensed Data described in Section 8 in accordance with the terms of that Section.

17. Term and Termination.

   (a) The term of this Agreement shall begin on the effective date set forth at the end of this Agreement (the "Effective Date") and shall continue in effect unless terminated pursuant to this Section 17.

   (b) Commencing with the first full calendar year of this Agreement, following payment of the Total System Fee, either party may terminate this Agreement effective at the end of any calendar year by delivering written notice to the other party at least ninety (90) days prior to the end of such year.

   (c) Client may terminate this Agreement upon written notice to AMS if AMS has not delivered its Notice of Installation of the System (exclusive of Standard Interface Software) within one-hundred eighty (180) days after the estimated date set forth on the Purchase Schedule and such delay is caused solely by AMS. In such case, Client shall be entitled to a refund of the Licensed Software and Purchased Equipment fees paid by Client to

AMS hereunder, provided that the items of Purchased Equipment are first returned to AMS.

   (d) AMS may terminate this Agreement by written notice to Client:

         (i) effective ten (10) days after Client's receipt of such notice, if Client exceeds the scope of any of the Licenses granted hereunder and does not cure the same within such ten (10) day period or fails to comply with the provisions of Section 16;

         (ii) effective thirty (30) days after Client's receipt of notice, in the event that Client (A) fails to make any payment required under this Agreement when due, or (B) defaults on any other material obligation or covenant or breaches any material representation or warranty hereunder; if Client has not cured such default within such thirty (30) day notice period.

   (e) Without limiting any right of termination described above, AMS may terminate any sublicense granted hereunder ten (10) days after delivery of notice to Client if Client has exceeded the scope of the sublicense and does not cure the same within such ten (10) day period.

18. Consequences of Termination.

   (a) The Licenses granted hereunder shall automatically terminate when either AMS or Client terminates this Agreement.

   (b) Promptly after termination, Client shall:

         (i) discontinue use of and return to AMS all copies of the Licensed Software, together with all copies of System Documentation and all other materials respecting the Licensed Software;

         (ii) purge all copies of the Licensed Software and all portions thereof from Client's Purchased Equipment and from any storage medium or device in which Client may have placed such material; and

         (iii) certify in writing to AMS that Client has complied with all of its obligations under this Section 18.

   (c) Termination of this Agreement shall not relieve Client of its obligations to AMS that arose prior to termination or that survive termination, including, without limitation, its obligations to pay all monies due and owing under this Agreement. All such amounts shall be paid no later than ten (10) days following termination.

19. Dispute Resolution.

   (a) Disputes under any provision of the Computer System Agreement (including any schedules, addenda or exhibits thereto) not resolved between the Client and AMS within 10 days shall be resolved in accordance with the following procedures. The parties shall refer the dispute to the Chief Executive Officer of each party, who shall have authority to resolve the dispute between the parties. Such executives shall use all reasonable efforts to confer in person or by telephone within 48 hours after referral of a dispute, and thereafter as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 10 days of referral of the dispute to such executives, the parties shall proceed in accordance with Sections 19(b)-(d). All negotiations pursuant to this paragraph are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

   (b) If the efforts described in the preceding paragraph fail to resolve the dispute, the parties shall institute binding arbitration proceedings pursuant to the Commercial Arbitration Rules of the American Arbitration Association, provided that this provision shall not apply if a third party which is a necessary party to the arbitration refuses to participate. The arbitrators will have the power to award any legal or equitable remedy, including without limitation, specific performance. Arbitration will be conducted in a mutually agreeable location. Arbitration will not be a condition to a party's exercise of its termination rights under this Agreement.

   (c) Each party will have the same discovery rights as are afforded under the Federal Rules of Civil Procedure, including such discovery of third parties as is necessary to resolve the controversy. Each party shall bear its own costs (e.g., filing, attorney and expert witness fees) and shall share equally the costs of the arbitration (e.g., arbitrator, court reporter and hearing room fees). The arbitration will be conducted by three arbitrators, one of whom will be specified in writing by each party within five (5) business days of either party's receipt of the other party's demand for arbitration, and one of whom will be chosen by the other two, or, if the other two fail to choose the third within five (5) business days of their designation by the parties, by the American Arbitration Association. The arbitrators shall provide detailed, written findings of fact and conclusions of law to the parties in support of any award or decision the arbitrators make.

   (d) Notwithstanding the foregoing, either party may seek a preliminary injunction or other provision of judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Section 19.

20. General.

   (a) AMS shall accept risk of loss on all Purchased Equipment and Licensed Software until the same has been delivered to Client. Client shall be responsible for all freight, shipping, insurance and handling charges.

   (b) If no due date is set forth in this Agreement or the relevant invoice, payment for goods or services rendered by AMS in connection with this Agreement shall be made by Client within 30 days of receipt of the relevant invoice.

   (c) The obligations of either party hereunder (other than the obligation to make any payment hereunder) shall be excused in the event of labor disturbances, riots, acts of war or terrorism, fires, power surges or power failures, governmental acts, acts of God, fires, floods, failure of third-party suppliers to deliver, or any other cause beyond the control of such party, for so long as such cause for non-performance exists.

   (d) This Agreement, including the Purchase Schedule and all other schedules, addenda and exhibits referenced in this Agreement or in the Purchase Schedule, contains the entire Agreement between AMS and Client concerning the subject matter hereof and supersedes all prior and contemporaneous proposals, discussions, understandings and all other agreements or representations, oral and written, between the parties relating to the subject matter hereof.

   (e) In addition to the provisions that by their terms survive, the provisions contained in Sections 11-16 and Section 19 shall survive termination of this Agreement.

   (f) All notices required by this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered by (i) hand, (ii) certified mail, return receipt requested, (iii) U.S. Express Mail, (iv) overnight courier service, or (v) facsimile (confirmed by U.S. Express Mail or overnight courier service) addressed to the other party at the address or facsimile number set forth herein on the Purchase Schedule, or at such address or facsimile number as to which such party from time to time may give proper notice to the other party. Notices shall be deemed to have been received: if hand delivered, when so delivered; five days after deposit as certified mail; on the date scheduled for delivery if sent by courier; and on the date shown on the report generated by the sending machine if sent by facsimile. All notices shall be effective upon receipt or, if later, deemed receipt.

   (g) The parties irrevocably agree that service of process by mail as provided in Section 20(f) shall be sufficient service for personal jurisdiction of the party so served.

   (h) If any provision of this Agreement or any portion thereof is declared invalid or unenforceable, such provision shall be limited and construed so as to make it enforceable consistent with the parties' manifest intentions or, if such limitation or construction is not possible, such provision will be deemed stricken from this Agreement. In such event, all other provisions of this Agreement will remain in full force and effect, unless such enforcement would result in an injustice or be inconsistent with the purposes of this Agreement.

   (i) This Agreement may be assigned by either party with the prior written consent of the other party, provided that no written consent is necessary if the assignment is to an entity controlled by, controlling or under common control with the party making the assignment.

   (j) No waiver of any term of this Agreement shall be valid unless in a writing signed by the party against whom the waiver is sought to be enforced. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time hereafter.

   (k) Nothing in this Agreement is intended to create a relationship between AMS and Client other than that of independent contractors and neither party, nor any of its employees or staff, shall be construed to be the agent, employee or representative of the other.

   (l) This Agreement may not be modified, altered or amended except by a written instrument executed by both parties.

   (m) This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the District of Columbia.

   (n) Client acknowledges that the unauthorized use or distribution of any portion of the Licensed Software, Manual or Standard Interface Software, or a violation of the provisions of this Agreement relating to the protection of Confidential Information would cause AMS irreparable harm, and agrees that AMS would be entitled to injunctive relief prohibiting such unauthorized use or distribution, or such breach, in addition to any other right or remedy AMS might have in law or equity.

   (o) The Purchase Schedule and all other schedules, addenda and exhibits indicated in the Purchase Schedule are incorporated into this Agreement by this reference.

The parties have executed this Agreement by their duly authorized representatives, effective as of the date of the last to sign as set forth below.

CLIENT
THE GEORGE WASHINGTON UNIVERSITY

2300 I Street, N.W.
Suite 713
Washington, D.C. 20037


- ------------------------------------
Phone Number

- ------------------------------------
Facsimile Number

By: /s/ [SIGNATURE ILLEGIBLE]
   ---------------------------------
Print Name:_________________________
Title:______________________________

Date:_______________________________



/s/ ROGER E. MEYER, M.D.
- ------------------------------------
Roger E. Meyer, M.D.
Vice President for Medical Affairs
  and Executive Dean




APACHE MEDICAL SYSTEMS, INC.


1650 Tysons Boulevard
Suite 300
McLean, VA 22102


Phone No.: (703) 847-1400

Facsimile No.: (703) 847-1401

By:  /s/ Brion Umidi
   ---------------------------------
Print Name: Brion Umidi
           -------------------------
Title: Vice President
      ------------------------------

Date:  August 19, 1994
     -------------------------------

                               Purchase Schedule
                        to the Computer System Agreement
                  between APACHE Medical Systems, Inc. ("AMS")
                and The George Washington University ("Client")



ITEM DESCRIPTION                                            PRICE/FEE
1. APACHE III Management System
       Application Programs, including;
         Clinical Decision Support,
         Utilization Monitor,
         On-Site Research, and
         Ad-Hoc Reporting.
2. Supporting Software and Purchased Equipment:
         See itemized list on next page.
3. Integration and Installation Services:
4. Training and Implementation Services:
5. Standard Interface Software:


                        TOTAL SYSTEM FEE:                    INCLUDED


6. Annual System Support Fee for thirty-six months:          Included


PAYMENT SCHEDULE:

The Total System Fee (items 1 - 5 above) is included as a part of the Agreement Between The George Washington University and APACHE Medical Systems, Inc.

The annual System Support Fee (item 6 above) for thirty-six (36) months from Notice of Installation (excluding Standard Interface Software) is included as a part of the Agreement Between The George Washington University and APACHE Medical Systems, Inc. After the expiration of the thirty-six month period, the annual System Support Fee will be payable at the beginning of each calendar year for the following year. The fee for System Support shall be at AMS' current standard System Support rates.

DATE OF NOTICE OF INSTALLATION OF THE SYSTEM (EXCLUSIVE OF INTERFACES):

Notice of Installation occurred on November 18, 1993.

LIMITATION ON GRANT OF LICENSE:

The continued use of the System by Client beyond the expiration of the thirty-six (36) month period from Notice of Installation (excluding Standard Interface Software) requires Client to obtain Annual System Support at AMS' current standard System Support rates.

ITEMIZED SUPPORTING SOFTWARE AND PURCHASED EQUIPMENT:

External Mass Storage
     1.05 GB External SCSI Disk
     5 GB 8 mm Tape Drive
     644 MB CD-ROM Drive
Print Server Option Pack
     SPARC Printer
     NEWSprint Software
     SBUS Printer Card
Telebit V.32bis 14400 bps Modem
SPARCstation classic with:
     16" Color Monitor
     8 MB Memory
     207 MB Internal SCSI Drive
     1.44 MB Floppy Disk Drive
     16 MB Memory Expansion
Country Kit with;
     Keyboard
     Mouse
     Cables
Sun OS Software Media
Sun OS License, 2 users
Motif Runtime Software License


OPERATING SYSTEM: Sun OS and OSF Motif

DESCRIPTION OF CLIENT INFORMATION SYSTEMS FOR WHICH AMS WILL PROVIDE STANDARD INTERFACE SOFTWARE WITH THE SYSTEM: SMS Admission, Discharge &
Transfer System ("ADT") and Cerner Laboratory System

SUBLICENSED SUPPORTING SOFTWARE: Sublicensed Oracle Corporation programs are:
Relational Data Base Management System (RDBMS), SQL*Forms, Transaction Processing Option, SQL*Plus and SQL*Net. Non-Oracle Corporation sublicensed programs are: Sybase SQR Report Writer; Open Software Foundation Motif; and IXOS Software GMBH, iXVIEW/SQL.

"Sun OS", "SPARCstation" and "SPARCserver" are trademarks of Sun Microsystems, Inc.

THE FOLLOWING SCHEDULES ARE INCORPORATED IN THE COMPUTER SYSTEM AGREEMENT, IN ADDITION TO THIS PURCHASE SCHEDULE: None

DEFINITION OF STATED USE:

Specific
Number of Beds: 20
Number of Servers: 1
Number of Non-Server
Workstations: 0
Number of Client's ICUs: 1
Location of Client's ICU(s): The George Washington University Hospital
                             901 23rd Street
                             Washington, D.C. 20037


CONTACT AND ADDRESS FOR NOTICES:
TO AMS:
APACHE Medical Systems, Inc.
1650 Tysons Boulevard
Suite 300
McLean, VA 22102
Attention: Karen Erikson
Phone No: (703)847-1400
Facsimile No: (703) 847-1401

TO CLIENT:
The George Washington University
2300 I Street, N.W.
Suite 713
Washington, D.C. 20037
Attention: John C. LaRosa, M.D.
Phone No:
Facsimile No: